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                                     364-DAY

                             COMPETITIVE ADVANCE AND

                       REVOLVING CREDIT FACILITY AGREEMENT


                          Dated as of January 11, 2000


                                      among


                       KANSAS CITY SOUTHERN INDUSTRIES, INC.,


                              THE LENDERS NAMED HEREIN,


                    BANK OF AMERICA, N.A., as Documentation Agent


                      FLEET NATIONAL BANK, as Syndication Agent


                                       and


                             THE CHASE MANHATTAN BANK,
                    as Administrative Agent and Swingline Lender,

                        ------------------------------------



          CHASE SECURITIES INC., as Advisor, Lead Arranger and Book Manager,

                                             TABLE OF CONTENTS


                                                                            Page

ARTICLE I.  DEFINITIONS........................................................1

SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Terms Generally................................................11

ARTICLE II.  THE CREDITS......................................................11

SECTION 2.01.  Commitments....................................................11
SECTION 2.02.  Loans..........................................................11
SECTION 2.03.  Competitive Bid Procedure......................................12
SECTION 2.04.  Standby Borrowing Procedure....................................14
SECTION 2.05.  Refinancings...................................................14
SECTION 2.06.  Fees...........................................................14
SECTION 2.07.  Repayment of Loans; Evidence of Debt...........................15
SECTION 2.08.  Interest on Loans..............................................15
SECTION 2.09.  Default Interest...............................................16
SECTION 2.10.  Alternate Rate of Interest.....................................16
SECTION 2.11.  Termination and Reduction of Commitments.......................16
SECTION 2.12.  Prepayment.....................................................16
SECTION 2.13.  Reserve Requirements; Change in Circumstances..................17
SECTION 2.14.  Change in Legality.............................................18
SECTION 2.15.  Indemnity......................................................18
SECTION 2.16.  Pro Rata Treatment.............................................19
SECTION 2.17.  Sharing of Setoffs.............................................19
SECTION 2.18.  Payments.......................................................19
SECTION 2.19.  Taxes..........................................................19
SECTION 2.20.  Termination or Assignment of Commitments
               Under Certain Circumstances....................................21
SECTION 2.21.  Lending Offices and Lender Certificates;
               Survival of Indemnity..........................................21
SECTION 2.22.  Swingline Loans................................................21

ARTICLE III.  REPRESENTATIONS AND WARRANTIES..................................22

SECTION 3.01.  Corporate Existence and Standing...............................22
SECTION 3.02.  Authorization and Validity.....................................23
SECTION 3.03.  No Conflict; Governmental Consent..............................23
SECTION 3.04.  Compliance with Laws; Environmental and Safety Matters.........23
SECTION 3.05.  Financial Statements...........................................23
SECTION 3.06.  No Material Adverse Change.....................................24
SECTION 3.07.  Ownership of Properties........................................24
SECTION 3.08.  Subsidiaries...................................................24
SECTION 3.09.  Litigation; Contingent Obligations.............................24
SECTION 3.10.  Material Agreements............................................24
SECTION 3.11.  Regulation U...................................................24
SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act.....24
SECTION 3.13.  Use of Proceeds................................................25
SECTION 3.14.  Taxes..........................................................25
SECTION 3.15.  Accuracy of Information........................................25
SECTION 3.16.  Employee Benefit Plans.........................................25
SECTION 3.17.  No Undisclosed Dividend Restrictions...........................25
SECTION 3.18.  Year 2000......................................................25

ARTICLE IV.  CONDITIONS OF LENDING AND THE AAA AGREEMENT......................25

SECTION 4.01.  All Borrowings.................................................25
SECTION 4.02.  First Borrowing................................................26
SECTION 4.03.  AAA Agreement..................................................26

ARTICLE V.  AFFIRMATIVE COVENANTS.............................................26

SECTION 5.01.  Conduct of Business and Maintenance of Properties..............27
SECTION 5.02.  Insurance......................................................27
SECTION 5.03.  Compliance with Laws and Taxes.................................27
SECTION 5.04.  Financial Statements, Reports, etc.............................27
SECTION 5.05.  Other Notices..................................................28
SECTION 5.06.  Access to Properties and Inspections...........................28
SECTION 5.07.  Use of Proceeds................................................28

ARTICLE VI.  NEGATIVE COVENANTS...............................................28

SECTION 6.01.  Indebtedness...................................................29
SECTION 6.02.  Liens..........................................................29
SECTION 6.03.  Sale and Lease-Back Transactions...............................30
SECTION 6.04.  Mergers, Consolidations and Transfers of Assets................30
SECTION 6.05.  Transactions with Affiliates...................................30
SECTION 6.06.  Certain Other Agreements.......................................31
SECTION 6.07.  Certain Financial Covenants....................................31
SECTION 6.08.  Margin Stock...................................................31

ARTICLE VII.  EVENTS OF DEFAULT...............................................31

ARTICLE VIII.  THE AGENT......................................................33

ARTICLE IX.  MISCELLANEOUS....................................................34

SECTION 9.01.  Notices........................................................34
SECTION 9.02.  Survival of Agreement..........................................35
SECTION 9.03.  Binding Effect.................................................35
SECTION 9.04.  Successors and Assigns.........................................35
SECTION 9.05.  Expenses; Indemnity............................................37
SECTION 9.06.  Right of Setoff................................................37
SECTION 9.07.  Applicable Law.................................................37
SECTION 9.08.  Waivers; Amendment.............................................37
SECTION 9.09.  Interest Rate Limitation.......................................38
SECTION 9.10.  Entire Agreement...............................................38
SECTION 9.11.  Waiver of Jury Trial...........................................38
SECTION 9.12.  Severability...................................................38
SECTION 9.13.  Counterparts...................................................38
SECTION 9.14.  Headings.......................................................38
SECTION 9.15.  Jurisdiction; Consent to Service of Process....................39
SECTION 9.16.  Confidentiality................................................39
SECTION 9.17.  AAA Agreement Authorization....................................39

Schedule 2.01     Commitments
Schedule 3.08            Subsidiaries
Schedule 3.09            Litigation
Schedule 3.17            Dividend Restrictions
Schedule 6.01            Indebtedness
Schedule 6.02            Liens

Exhibit A-1              Form of Competitive Bid Request
Exhibit A-2              Form of Notice of Competitive Bid Request
Exhibit A-3              Form of Competitive Bid
Exhibit A-4              Form of Competitive Bid Accept/Reject Letter
Exhibit A-5              Form of Standby Borrowing Request
Exhibit B                Form of AAA Agreement
Exhibit C                Form of Assignment and Acceptance
Exhibit D                Form of Opinion of Sonnenschein Nath & Rosenthal
Exhibit E                Compliance Certificate
Exhibit F                Form of Confidentiality Agreement
Exhibit G         Form of Administrative Questionnaire

                       364-DAY COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY
                           AGREEMENT dated as of January 11, 2000, among KANSAS CITY SOUTHERN INDUSTRIES, INC., a Delaware corporation ("KCSI" or at all times prior to the Assumption Date (as defined below), the "Borrower"), the lenders party hereto (the "Lenders"), THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders (in such capacity, the "Agent"), BANK OF AMERICA, N.A., as Documentation Agent for the Lenders, and FLEET NATIONAL BANK, as Syndication Agent for the Lenders.

                  KCSI proposes to distribute all the issued and outstanding common stock of Stilwell (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) to the shareholders of KCSI. Prior to the date of the Spin-Off, the rights and obligations of KCSI under this Agreement will be assigned and delegated to, and assumed by, Stilwell pursuant to, and in accordance with the terms of, the AAA Agreement. On the Assumption Date, KCSI will be released from all obligations hereunder, and Stilwell will be the borrower and the sole obligor hereunder. Following the Spin-Off, Stilwell may assign and delegate all or a portion of its rights and obligations hereunder to one or more of its domestic subsidiaries; provided that such subsidiaries' obligations are guaranteed by Stilwell.

                  KCSI has requested the Lenders to extend credit in order to enable it to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Assumption Date a principal amount not in excess of $200,000,000 at any time outstanding. KCSI has also requested the Lenders to provide a procedure pursuant to which the Lenders may be invited to bid on an uncommitted basis on short-term borrowings by the Borrower.

                  The proceeds of the initial borrowing by KCSI will be used to repay approximately $125,000,000 of existing indebtedness of KCSI. No borrowings by KCSI will be permitted after the Assumption Date. Any borrowings by Stilwell and the Subsidiary Borrowers after the Assumption Date will be used for general corporate purposes of Stilwell and the Subsidiary Borrowers including, without limitation, (a) to provide liquidity for a commercial paper program of Stilwell and (b) the financing of non-hostile acquisitions.

                  The Lenders are willing to extend such credit to KCSI on the terms and subject to the conditions herein set forth. Accordingly, KCSI, the Lenders and the Agent agree as follows:

ARTICLE I.  DEFINITIONSARTICLE I.  DEFINITIONS

                  SECTION 1.01. Defined TermsSECTION 1.01. Defined Terms. As used in this Agreement, the
                                 ------------------------------------------
following terms shall have the meanings specified below:

                  "AAA Agreement" shall mean the Assignment, Assumption and Amendment Agreement in the form of Exhibit B entered into by KCSI, Stilwell and the Agent, on behalf of the Lenders, prior to the Spin-Off Date.

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire supplied by the Agent in the form of Exhibit G.

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified and in any case shall include, when used with respect to the Borrower or any Subsidiary, any joint venture in which the Borrower or such Subsidiary holds an equity interest.

                  "Agent's Fees" shall have the meaning assigned to such term in
Section 2.06(b).

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; the Prime Rate is not intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" shall mean on any date, with respect to the Loans comprising any Eurodollar Standby Borrowing or ABR Borrowing or the Facility Fee, as the case may be, the applicable percentage set forth in the table below based upon the ratings applicable on such date to Index Debt:

================================== =============== ================= ==========


Ratings Applicable to Index Debt                      Eurodollar
          (S&P/Moody's)             Facility Fee     Standby Loan    ABR Loan Spread
                                                        Spread
---------------------------------- --------------- ----------------- ----------------
---------------------------------- --------------- ----------------- ----------------

Category 1                                  .085%             .265%               0%
----------
A- or higher or A3 or higher
---------------------------------- --------------- ----------------- ----------------
---------------------------------- --------------- ----------------- ----------------

Category 2                                  .125%             .325%               0%
----------
BBB+ or Baa1
---------------------------------- --------------- ----------------- ----------------
---------------------------------- --------------- ----------------- ----------------

Category 3                                  .150%             .350%               0%
----------
BBB or Baa2
---------------------------------- --------------- ----------------- ----------------
---------------------------------- --------------- ----------------- ----------------

Category 4                                  .175%             .450%               0%
----------
BBB- or Baa3
---------------------------------- --------------- ----------------- ----------------
---------------------------------- --------------- ----------------- ----------------

Category 5                                  .250%             .625%               0%
----------
lower than or equal to BB+ or
lower than or equal to Ba1
================================== =============== ================= ================


For purposes of the foregoing, (i) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the lower rating shall be disregarded, (ii) if Moody's or S&P shall not have in effect a rating for Index Debt (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), such rating agency will be deemed to have established a rating for Index Debt in Category 5 and (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, KCSI and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the nonavailability of ratings from such rating agency, and pending the effectiveness of such amendment, the Applicable Percentage shall be determined by reference to the rating most recently in effect from such rating agency.

                  "Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be reasonably determined by the Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit C.

                  "Assumption" shall mean a transaction pursuant to this Agreement and the AAA Agreement and on terms consistent in all material respects with those disclosed to the Lenders prior to the date of this Agreement and consummated prior to the Spin-Off in which (a) Stilwell becomes the Borrower under this Agreement pursuant to the AAA Agreement and becomes liable for all the Obligations to the same extent as KCSI (and the conditions to the effectiveness set forth in the AAA Agreement are satisfied), (b) no person (other than Stilwell) receives any consideration (other than common stock of Stilwell) and (c) the assets and liabilities of Stilwell are the same as those disclosed in the Confidential Memorandum.

                  "Assumption Date" shall mean the date on which the AAA Agreement becomes effective in accordance with the terms thereof.

                  "Attributable Debt" shall mean, in connection with a Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the lease) of the obligations of the Lessee for rental payments during the term of the Lease.

                  "Berger" shall mean Stilwell Management, Inc., formerly known as Berger Associates, Inc., a Delaware corporation.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall mean (a) prior to the Assumption Date, KCSI and (b) on or after the Assumption Date, Stilwell.

                  "Borrowing" shall mean (a) a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capitalized Lease Obligations" of any person shall mean the obligations of such person under any lease that would be capitalized on a balance sheet of such person prepared in accordance with GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986.

                  A "Change in Control" shall be deemed to have occurred if (i) at any time prior to the Spin-Off, KCSI shall cease to own 100% of the voting securities of Stilwell, (ii) at any time, less than 75% of the members of the board of directors of the Borrower shall be (A) individuals who are members of such board on the latest of the date hereof, the Assumption Date and the date of the Spin-Off or (B) individuals whose election, or nomination for election by the Borrower's stockholders, was approved by a vote of at least 75% of the members of the board then still in office who are members of the board on the latest of the date hereof, the Assumption Date and the date of the Spin-Off or
(iii) at any time, any person (other, prior to the Spin-Off, than KCSI), or any two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Borrower, shall become, according to public announcement or filing, the "beneficial owner" (as defined in Rule 13d-3 issued under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower representing 30% or more (calculated in accordance with such Rule 13d-3) of the combined voting power of the Borrower's then outstanding voting securities.

                  "Chase" shall mean The Chase Manhattan Bank.

                  "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $200,000,000. The Commitments shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to Section 2.11.

                  "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

                  "Competitive   Bid   Accept/Reject   Letter"   shall   mean  a
notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

                  "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" shall mean a request made pursuant to Section 2.03 in the form of Exhibit A-1.

                  "Competitive Borrowing" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

                  "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

                  "Confidential   Memorandum"   shall   mean  the   Confidential
Information Memorandum of the Borrower dated December 1999.

                  "Consolidated EBITDA" shall mean, for any period, the sum for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense,
(c) provision for income taxes and (d) any amount which in the determination of Consolidated Net Income has been deducted for depreciation expense or amortization expense, in each case determined in accordance with GAAP.

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense of the Borrower and the Consolidated Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

                  "Consolidated Net Income" shall mean, for any period, the net income of the Borrower and the Consolidated Subsidiaries on a consolidated basis for such period but without giving effect to any extraordinary gains and gains from the sale of assets (other than in the ordinary course of business), determined in accordance with GAAP.

                  "Consolidated   Net  Worth"  shall  mean,   on  any  date  the
stockholders' equity of the Borrower and the Consolidated Subsidiaries on such date, computed and consolidated in accordance with GAAP.

                  "Consolidated Subsidiary" shall mean each Subsidiary the financial statements of which shall be required to be consolidated with the financial statements of the Borrower in accordance with GAAP.

                  "Consolidated Total Assets" shall mean the total assets of the Borrower and the Consolidated Subsidiaries on a consolidated basis at any time, determined in accordance with GAAP.

                  "Consolidated Total Indebtedness" shall mean at any date all Indebtedness of the Borrower and the Consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "dollars" or "$" shall mean lawful money of the United States of America.

                  "DST Systems" shall mean DST Systems, Inc., a Delaware corporation.

                  "Environmental Lien" shall mean a Lien in favor of any governmental entity for (a) any liability under Federal or state environmental laws or regulations (including, without limitation, RCRA and CERCLA) or (b) damages arising from costs incurred by such governmental entity in response to a release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Competitive Borrowing" shall mean a Borrowing comprised of Eurodollar Competitive Loans.

                  "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

                  "Eurodollar   Standby   Borrowing"   shall  mean  a  Borrowing
comprised of Eurodollar Standby Loans.

                  "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VII.

                  "Facility Fee" shall have the meaning assigned to such term in
Section 2.06(a).

                  "Fee Letter" shall mean the letter agreement dated as of December 6, 1999 among KCSI, the Agent and Chase Securities Inc.

                  "Fees" shall mean the Facility Fee, the Utilization Fee and the Agent's Fees.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

                  "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "GAAP" shall mean U.S. generally accepted accounting principles, applied on a consistent basis.

                  "Governmental  Authority" shall mean any Federal, state, local
or  foreign  court  or  governmental  agency,   authority,   instrumentality  or
regulatory body.

                  "Guarantee" of a person means any agreement by which such person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other person, or agrees to maintain the net worth or working capital or other financial condition of any other person or otherwise assures any creditor of such other person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such person in connection with any application for a Letter of Credit. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Indebtedness" of any person shall mean, without  duplication,
(a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes, acceptances, equipment trust certificates or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such person's business on terms customary in the trade, (d) all obligations of such person, whether or not assumed, secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or payable out of the proceeds or production from property owned or acquired by such person, (e) Capitalized Lease Obligations of such person, (f) all Guarantees by such person of Indebtedness of others and (g) any other obligations or securities (other than up to $200,000,000 stated value of the convertible preferred stock of the Borrower which may be issued and sold to an employee stock ownership plan for employees of the Borrower and the Subsidiaries) which such person is directly or indirectly obligated to repay, redeem, retire, extinguish or repurchase (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any person other than the issuer thereof or (iii) upon the occurrence of a condition not solely within the control of the issuer thereof or obligor thereon, such as a redemption out of future earnings. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.

                  "Index Debt" shall mean the senior unsecured non-credit enhanced long-term indebtedness for borrowed money of KCSI.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

                  "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date 90 days thereafter or, if earlier, on the Maturity Date or the date of prepayment of such Borrowing, (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing and (d) as to any Swingline Loan, the period commencing on the date of such Swingline Loan and ending on the earlier of (x) the Maturity Date and (y) the date specified in the notice requesting such Swingline Loan, which shall be no later than five Business Days after the date of such Swingline Loan; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Janus" shall mean Janus Capital Corporation, a Colorado corporation.

                  "KCSI" shall mean Kansas City Southern Industries, Inc., a Delaware corporation.

                  "KCSI Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated December 1999 in connection with the credit facilities made available to KCSI and KCSR in January 2000.

                  "KCSR" shall mean The Kansas City Southern Railway Company, a Missouri corporation.

                  "Lenders" shall mean (a) the financial  institutions listed on
Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

                  "Letter of Credit" of a person shall mean a letter of credit or similar instrument that is issued upon the application of such person or upon which such person is an account party or for which such person is in any way liable.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan, a Fixed Rate Loan or a Swingline Loan, each as permitted hereby.

                  "Loan Documents" shall mean this Agreement, the AAA Agreement, the Guarantee Agreement and the Fee Letter.

                  "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Margin Stock" shall have the meaning given such term under Regulation U.

                  "Maturity Date" shall mean January 9, 2001.

                  "Multiemployer   Plan"   shall   mean   a  Plan   that   is  a
"multiemployer plan" as defined in Section 4001(a)(3) of ERISA as to which the Borrower or any member of the Controlled Group may have any liability.

                  "Multiple Employer Plan" shall mean a Plan that is a single-employer plan which has two or more contributing sponsors at least two of whom are not under common control or who made contributions under such Plan during the preceding five years.

                  "Nelson" shall mean Nelson Money Managers plc, an English corporation.

                  "1999 Credit Agreement" shall mean the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of May 14, 1999 among KCSI, the lenders party thereto, Chase, as administrative agent, and Bank of America NT&SA, as documentation agent, as amended, supplemented or otherwise modified from time to time.

                  "Obligations" shall mean all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid Fees and all other obligations of the Borrower to the Lenders or to any Lender or the Agent arising under the Loan Documents.

                  "PBGC" shall mean the Pension Benefit Guarantee Corporation referred to and defined in ERISA.

                  "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

                  "Pro Rata Percentage" of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender's Commitment. In the event that the Total Commitment shall have expired or been terminated, the Pro Rata Percentage with respect to any Lender shall be such Lender's Pro Rata Percentage most recently in effect prior to such expiration or termination of the Total Commitment, giving effect to any subsequent assignments pursuant to
Section 9.04.

                  "Projections"  shall have the meaning assigned to such term in
Section 3.05(b).

                  "RCRA" shall mean the Resources Conservation and Recovery Act, as the same may be amended from time to time.

                  "Register" shall have the meaning given such term in Section 9.04(d).

                  "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan (other than a Multiemployer Plan), excluding, however, such events as to which the PBGC by regulation or by technical update waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any waiver in accordance with
Section 412(d) of the Code.

                  "Required Lenders" shall mean, at any time, (a)(i) the Agent and Lenders in the aggregate holding more than 50% of the Total Commitment or
(ii) for purposes of acceleration pursuant to clause (ii) of Article VII or if the Total Commitment has been terminated, the Agent and Lenders in the aggregate representing more than 50% of the aggregate Revolving Credit Exposure or (b)(i) Lenders in the aggregate holding more than 66-2/3% of the Total Commitment or
(ii) for purposes of acceleration pursuant to clause (ii) of Article VII or if the Total Commitment has been terminated, Lenders in the aggregate representing more than 66-2/3% of the Revolving Credit Exposure.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Standby Loans of such Lender plus the aggregate amount at such time of such Lender's Swingline Exposure.

                  "Sale and Leaseback Transaction" shall have the meaning assigned to such term in Section 6.03.

                  "Significant Subsidiary" shall mean, on any date of determination, each of (a) KCSR, (b) Stilwell, (c) Janus, (d) Berger, (e) Berger LLC, a subsidiary of Berger and (f) any other Subsidiary the assets of which represent on such date more than 10% of the consolidated total assets of the Borrower and the Consolidated Subsidiaries determined in accordance with GAAP.

                  "Specified Subsidiary" shall mean, at any time, a Subsidiary, the total assets of which exceed at such time 3% of the total assets of the Borrower and the Consolidated Subsidiaries, determined in accordance with GAAP.

                  "Spin-Off" shall mean the distribution of all of the shares of common stock of Stilwell to the shareholders of KCSI.

                  "Standby Borrowing" shall mean a borrowing consisting of simultaneous Standby Loans from each of the Lenders.

                  "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-5.

                  "Standby Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include any imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefits of or credit for proration, exemptions or offsets. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "STB" shall mean the Surface Transportation Board, a board established within the Department of Transportation or any successor Federal agency charged with similar regulation of common carriers.

                  "Stilwell" shall mean Stilwell Financial, Inc., a Delaware corporation that at all times prior to the Spin-Off will be a direct wholly owned subsidiary of KCSI.

                  "subsidiary" shall mean, with respect to any person, any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests or limited liability company interests or other ownership interests are, at the time any determination is being made, owned, controlled or held.

                  "Subsidiary" shall mean any subsidiary of the Borrower.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

                  "Swingline Lender" means Chase, in its capacity as lender of Swingline Loans hereunder or another Lender that has agreed to provide Swingline Loans hereunder; provided that the Borrower shall have delivered to the Agent a written notice that it has elected to replace Chase as Swingline Lender (it being understood that there shall be only one Swingline Lender hereunder at any time).

                  "Swingline Loan" means a Loan made pursuant to Section 2.22.

                  "Total Commitment" shall mean at any time the aggregate amount of the Lenders' Commitments, as in effect at such time.

                  "Transactions" shall have the meaning assigned to such term in
Section 3.02.

                  "Transfer Transaction" shall mean a transaction on terms consistent in all material respects with those disclosed to the Lenders prior to the date of this Agreement and consummated prior to the Spin-Off in which KCSI contributed to Stilwell the assets and operations of KCSI's financial asset management business, including (i) 100% of the capital stock of Berger, (ii) approximately 82% of the capital stock of Janus, (iii) approximately 32% of the capital stock of DST Systems and (iv) approximately 80% of the capital stock of Nelson.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

                  "Unfunded Liabilities" shall mean, on any date of determination, (a) in the case of Multiemployer Plans and Multiple Employer Plans, the liability of the Borrower and the Subsidiaries if they were to incur a complete withdrawal from each such plan and (b) in the case of all other Plans, all "unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA.

                  "Utilization Fee" shall have the meaning assigned to such term in Section 2.06(b).

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms GenerallySECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05. In the event that any change in GAAP materially affects any provision of this Agreement, the parties hereto agree that, at the request of the Borrower or the Required Lenders, they shall negotiate in good faith in order to amend the affected provisions in such a way as will restore the parties to their respective positions prior to such change, and, following any such request, until such amendment becomes effective, the Borrower's compliance with such provisions shall be determined on the basis of GAAP as in effect immediately before such change in GAAP became effective.

ARTICLE II.  THE CREDITSARTICLE II.  THE CREDITS

                  SECTION 2.01. CommitmentsSECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive Loans outstanding at such time or Swingline Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.16, subject, however, to the conditions that at no time shall (a) the sum of (i) the total Revolving Credit Exposures plus (ii) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed the Total Commitment, and (b) such Lender's Revolving Credit Exposure exceed such Lender's Commitment. Each Lender's Commitment is set forth opposite its respective name in Schedule
2.01. Such Commitments may be terminated or reduced from time to time pursuant to Section 2.11.

                  Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow hereunder, on and after the date hereof and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  SECTION 2.02. LoansSECTION 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans or Swingline Loans comprising any Borrowing shall be
(i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments) and (iii) in the case of Swingline Loans, in an aggregate principal amount which is an integral multiple of $100,000 and not less than $500,000.

                  (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable, and each Swingline Loan shall be comprised entirely of ABR Loans unless otherwise agreed by the Borrower and the Swingline Lender pursuant to Section 2.08(d). Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than thirteen separate Standby Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 12:00 noon, New York City time, and the Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders; provided that Swingline Loans shall be made as provided in Section 2.22. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to
Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.16. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Competitive Bid ProcedureSECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Borrower shall hand deliver, telex or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Agent's sole discretion, and the Agent shall promptly notify the Borrower of such rejection by telex or telecopier. Such request shall in each case refer to this Agreement and specify
(x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

                  (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent via telecopier (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                  (c) The Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                  (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter in the form of Exhibit A-4 hereto, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request and shall be in a minimum principal amount of $5,000,000, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause
(iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause
(iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request.

                  (g) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Agent pursuant to paragraph (b) above.

                  (h) All Notices required by this Section 2.03 shall be given in accordance with Section 9.01.

                  SECTION 2.04. Standby Borrowing ProcedureSECTION 2.04. Standby Borrowing Procedure. In order to request a Standby Borrowing, the Borrower shall hand deliver or telecopy to the Agent in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Borrowing, the Interest Period with respect thereto. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standby Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

                  SECTION 2.05. RefinancingsSECTION 2.05. Refinancings. The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this
Agreement, including refinancings of Competitive Borrowings with Standby Borrowings and Standby Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with
Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to Section 2.02(c); provided, however, that
(i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Agent shall return the difference to such Lender out of amounts received pursuant to
(i) above, and (iii) to the extent any Lender fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the Borrower. This Section shall not apply to Swingline Borrowings, which may not be refinanced.

                  SECTION 2.06. FeesSECTION 2.06. Fees. (a) The Borrower agrees to pay to each Lender, through the Agent, a facility fee (a "Facility Fee") at a rate per annum equal to the Applicable Percentage from time to time in effect on the amount of the Commitment of such Lender, whether used or unused, during the period commencing with the date hereof to but excluding the date on which such Commitment terminates; provided that if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving
Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Facility Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) For any day on which the outstanding principal amount of Loans shall be greater than 33% of the total Commitments, the Borrower shall pay to the Agent for the account of each Lender a utilization fee (a "Utilization Fee") equal to 0.125% per annum on the aggregate amount of each Lender's outstanding Loans on such day. The accrued Utilization Fees, if any, shall be payable in arrears on the last day of each March, June, September and December and on the date or dates on which the Commitments terminate and any outstanding Loans are repaid. All Utilization Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay the Agent, for its own account, the fees (the "Agent's Fees") at the times and in the amounts previously agreed by the Borrower and the Agent.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances absent manifest error.

                  SECTION  2.07.  Repayment  of Loans;  Evidence of  DebtSECTION
2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing or Competitive Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) The outstanding principal balance of each Competitive Loan, each Standby Loan and each Swingline Loan shall be payable on the last day of the Interest Period applicable to such Loan and on the Maturity Date. Each Competitive Loan, each Standby Loan and each Swingline Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.08. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement. The Agent shall maintain accounts in which it will record
(i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof. The entries made in the accounts maintained pursuant to this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner (i) affect the obligations of the Borrower to repay the Loans in accordance with their terms or (ii) cause the Borrower's obligations to be greater than they would have been absent such failure or error.

                  (c) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.08. Interest on LoansSECTION 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage, and
(ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Eurodollar Borrowing shall be payable on each applicable
Interest Payment Date. The Adjusted LIBO Rate and the LIBO Rate for each Interest Period shall be determined by the Agent, and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrower and each Lender, as appropriate, of such determination.

                  (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage. Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrower and each Lender of such determination.

                  (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Fixed Rate Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

                  (d) Subject to the provisions of Section 2.09, each Swingline Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at such rate per annum as shall be agreed to in writing by the Borrower and the Swingline Lender with respect to such Swingline Loan or, if no such agreement shall be made, at a rate per annum equal to the Alternate Base Rate. Interest on each Swingline Loan shall be payable on each applicable Interest Payment Date.

                  SECTION 2.09. Default InterestSECTION 2.09. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus the Applicable Percentage plus 2%.

                  SECTION 2.10. Alternate Rate of InterestSECTION 2.10. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Agent and (ii) any request by the Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing. In the event of any such determination, the Lenders shall negotiate with the Borrower, at its request, as to the interest rate which the Loans comprising such an ABR Borrowing shall bear; provided that such Loans shall bear interest as provided in Section 2.08(b) pending the execution by the Borrower and the Lenders of a written agreement providing for a different interest rate. Each determination by the Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.11.  Termination and Reduction of CommitmentsSECTION
2.11. Termination and Reduction of Commitments. (a) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the sum of the Revolving Credit Exposures plus the aggregate outstanding principal amount of the Competitive Loans would exceed the Total Commitment.

                  (b) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Agent for the account of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the
Commitments so terminated or reduced accrued through the date of such termination or reduction.

                  (c) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  SECTION 2.12. PrepaymentSECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the
Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. The Borrower shall not have the right to prepay any Competitive Borrowing.

                  (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and the total Revolving Credit Exposures will not exceed the Total Commitment after giving effect to such termination or reduction. In the event of any termination of all of the Commitments, the Borrower shall repay or prepay all outstanding Standby Loans and all outstanding Swingline Loans on the date of such termination.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section
2.15 but shall otherwise be without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  SECTION 2.13. Reserve Requirements; Change in CircumstancesSECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal or applicable lending office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate), or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the direct cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or (whether of principal, interest or otherwise) by an amount reasonably deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if it shall have been aware of the change giving rise to such request at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

                  (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders shall be advised by any Governmental Authority or shall otherwise determine on the basis of pronouncements of any Governmental Authority that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this paragraph (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

                  (c) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  SECTION 2.14. Change in LegalitySECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall  exercise its rights under (i) or (ii) above,  and
(x) all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans and (y) such Lender shall negotiate with the Borrower, at its request, as to the interest rate which such ABR Loans shall bear; provided that such Loans shall bear interest as provided in Section 2.08(b) pending the execution by the Borrower and such Lender of a written agreement providing for a different interest rate.

                  (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.15. IndemnitySECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in
Article IV, (b) any failure by the Borrower to borrow or to refinance or continue any Loan hereunder, for any reason other than a default by such Lender, after irrevocable notice of such borrowing, refinancing or continuation has been given pursuant to Section 2.03 or 2.04, (c) any payment, prepayment or conversion of a Eurodollar Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (assumed to be the Adjusted LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be.

                  SECTION 2.16. Pro Rata TreatmentSECTION 2.16. Pro Rata Treatment. Except as required under Section 2.14, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing and each outstanding Swingline Loan shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing and those Lenders that shall not have made Swingline Loans) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  SECTION 2.17. Sharing of SetoffsSECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans or participations in Swingline Loans as a result of which the unpaid principal portion of the Standby Loans or participations in Swingline Loans shall be proportionately less than the unpaid principal portion of the Standby Loans or participations in Swingline Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans and participations in Swingline Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans and participations in Swingline Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans and participations in Swingline Loans then outstanding as the principal amount of its Standby Loans and participations in Swingline Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans and participations in Swingline Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation pursuant to the foregoing arrangements deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan or Swingline Loan directly to the Borrower in the amount of such participation.

                  SECTION 2.18. PaymentsSECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts but excluding principal and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as provided in Section 2.22(c)) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in dollars to the Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.19. TaxesSECTION 2.19. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Agent's or any Lender's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which it is organized or in which its applicable lending office is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Agent has received payment from the Borrower hereunder it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without interest; provided that the Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (f) Each Lender (or Transferee) which is organized outside the United States shall deliver to the Borrower two copies of either Internal Revenue Service Form W-8 BEN or Form W-8 ECI, or, in the case of a Lender (or Transferee) claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)) properly completed and duly executed by such Lender (or Transferee) establishing that such payment is totally exempt from, or is eligible for a reduced rate of, United States Federal withholding tax. Such forms shall be delivered by each Lender organized outside the United States on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Lender organized outside the United States shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Notwithstanding any other provision of this
Section 2.19(f), a Lender organized outside the United States shall not be required to deliver any form pursuant to this Section 2.19(f) that it is not legally able to deliver. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) organized under the laws of a jurisdiction outside the United States.

                  (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above to the extent that the obligation to pay such additional amounts existed on the date such Lender (or Transferee) became a party to this Agreement (or in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (f) above unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof, (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date of the first Borrowing (and, in the case of a Transferee, after the date of assignment or transfer) or
(iii) an assignment, participation, transfer or designation made at the request of the Borrower; provided, however, the Borrower shall be required to pay those amounts to any Lender (or Transferee) that it was required to pay hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of such paragraph (f).

                  (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

                  SECTION 2.20. Termination or Assignment of Commitments Under Certain
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CircumstancesSECTION 2.20. Termination or Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall fail to pay the Agent amounts due it pursuant to Section 2.05(i) or any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or Section 2.14, or the Borrower shall be required to make additional payments to any Lender under Section 2.19, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to another financial institution which shall assume such obligations; provided that
(i) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority, (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans (other than Competitive Loans and participations in Swingline Loans) made by it hereunder and all other amounts accrued for its account or owed to it hereunder and (iii) if a Commitment is being assigned, the Borrower shall have received the prior written consent of the Swingline Lender (which consent will not be unreasonably withheld).

                  SECTION 2.21. Lending Offices and Lender Certificates; Survival of IndemnitySECTION 2.21. Lending Offices and Lender Certificates; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate lending office with respect to its Eurodollar Loans and Fixed Rate Loans to reduce any liability of the Borrower to such Lender under
Section 2.13 or to avoid the  unavailability  of Eurodollar  Loans under Section
2.10 or 2.14, so long as such designation is not disadvantageous to such Lender. A good faith certificate of a Lender setting forth a reasonable basis of computation and allocation of the amount due under Section 2.13 or 2.15 shall be final, conclusive and binding on the Borrower in the absence of manifest error. The amount specified in any such certificate shall be payable on demand after receipt by the Borrower of such certificate. The obligations of the Borrower under Sections 2.13 and 2.15 shall survive the payment of all amounts due under any Loan Document and the termination of this Agreement.

                  SECTION 2.22.  Swingline  LoansSECTION 2.22.  Swingline Loans.
(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitments in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the Total Commitment then in effect; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Each Swingline Loan shall bear interest at a rate described in Section 2.08(d). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify (i) the requested date of such Swingline Loan (which shall be a Business Day), (ii) the Interest Period with respect to the requested Swingline Loan (which may not end after the Maturity
Date), (iii) the amount of the requested Swingline Loan and (iv) the maturity of the requested Swingline Loan (which shall be no later than five Business Days after the date of such Swingline Loan). The Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by wire transfer of immediately available funds to account number 987-087-8577 maintained by the Borrower with UMB Bank, N.A. (ABA #101000695) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Swingline Lender and to the Agent before 12:00 (noon), (New York time) on the date of prepayment at the Swingline Lender's address for notices in the Administrative Questionnaire.

                  (c) The Swingline Lender may by written notice given to the Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each Lender, specifying in such notice such Lender's percentage of such Swingline Loan or Loans (which shall be equal to such Lender's Pro Rata Percentage). Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Lender's percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or a Default or reduction or termination of the Total Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

ARTICLE III. REPRESENTATIONS AND WARRANTIESARTICLE III. REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to each of the Lenders that:

                  SECTION 3.01. Corporate Existence and StandingSECTION 3.01. Corporate Existence and Standing. Each of the Borrower and the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to so qualify would have a material adverse effect on the Borrower or such Subsidiary.

                  SECTION 3.02. Authorization and ValiditySECTION 3.02. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder (collectively, the "Transactions"). The Transactions have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 3.03. No Conflict; Governmental ConsentSECTION 3.03. No Conflict; Governmental Consent. None of the Transactions will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles or certificate of incorporation or by-laws (including, without limitation, the Interstate Commerce Commission Termination Act of 1995 (the "Interstate Commerce Act") and the regulations promulgated thereunder) or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict therewith or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

                  SECTION 3.04. Compliance with Laws; Environmental and Safety MattersSECTION 3.04. Compliance with Laws; Environmental and Safety Matters. (a) The Borrower and the Subsidiaries have, to the best knowledge and belief of the Borrower, complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties (including, without limitation, the Interstate Commerce Act and the Railway Labor Act).

                  (b) The Borrower and each Subsidiary has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety. Neither the Borrower nor any Subsidiary has received notice of any material failure so to comply. The Borrower's and the Subsidiaries' facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or employee health and safety, in violation in any material respect of any law or any regulations promulgated pursuant thereto. The Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability on the part of the Borrower or any Subsidiary.

                  SECTION 3.05. Financial StatementsSECTION 3.05. Financial Statements. (a) KCSI has heretofore furnished to the Lenders its (i) consolidated balance sheets, statements of income, changes in stockholders' equity and cash flows as of and for the fiscal year ended December 31, 1998, audited by and accompanied by the opinion of Price Waterhouse, independent public accountants, and (ii) its unaudited consolidated balance sheets and statements of income as of and for the fiscal quarter and the three-month period ended September 30, 1999, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations of KCSI and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of KCSI and the Consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                  (b) KCSI has also heretofore furnished to the Lenders certain pro forma statements and other financial information containing estimates and projections of the future financial performance of KCSI's financial asset management division as set forth in the Confidential Memorandum and in the KCSI Confidential Information Memorandum (such financial statements and financial information being collectively called the "Projections"). The Projections were prepared in good faith using due and careful consideration and represent KCSI's best estimates as of the date of the Projections of the financial performance of KCSI's financial asset management division .

                  (c) In addition to the representations and warranties set forth above in this Section 3.05, the Borrower has advised the Lenders that for financial reporting purposes the Securities and Exchange Commission has taken the position that Janus should be deconsolidated and treated as an equity investment in the financial statements of Stilwell and KCSI. To the extent the Securities and Exchange Commission prevails in its position or KCSI and Stilwell concede such position with the consequence that the financial statements previously delivered to the Lenders must be restated to conform with GAAP by presenting Janus as an equity investment, (i) the representations set forth in clauses (a) or (b) of this Section 3.05 shall not be deemed to be untrue in any material respect and (ii) each reference in the Loan Documents to a "Consolidated Subsidiary" or "Consolidated Subsidiaries" (other than in Section
6.07 hereof and the application of the defined terms used therein) shall be deemed to include Janus and its consolidated subsidiaries. The Borrower hereby represents and warrants to the Lenders that any such restatement of the financial statements of KCSI or Stilwell will not materially impact KCSI's or Stilwell's net income or earnings per share or the ability of KCSI or Stilwell to comply with the financial covenants set forth in Section 6.07.

                  SECTION 3.06. No Material Adverse ChangeSECTION 3.06. No Material Adverse Change. No
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material adverse change in the business, properties, financial condition, prospects or results of operations of the Borrower and the Consolidated Subsidiaries has occurred since December 31, 1998.

                  SECTION 3.07. Ownership of PropertiesSECTION 3.07. Ownership of Properties. On the date hereof, each of the Borrower and the Subsidiaries has good title, free of all Liens (other than those permitted by Section 6.02), to all of the properties and assets reflected in its financial statements as owned by it.

                  SECTION 3.08. SubsidiariesSECTION 3.08. Subsidiaries. Schedule
3.08 contains an accurate list of all of (a) the significant  joint ventures and
(b) Subsidiaries of the Borrower which have any assets or operations, in each case on the date hereof, setting forth their respective jurisdictions of organization and the percentage of their respective ownership interest held by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable.

                  SECTION 3.09. Litigation; Contingent ObligationsSECTION 3.09. Litigation; Contingent Obligations. Except as set forth in Schedule 3.09 or as disclosed in KCSI's Annual Report on Form 10-K dated December 31, 1998 filed with the Securities and Exchange Commission, (i) there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Consolidated Subsidiary that (A) is required to be disclosed in any filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or (B) might materially adversely affect the business, properties, financial condition, prospects or results of operations of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents and (ii) neither the Borrower nor any Consolidated Subsidiary has any material contingent obligations.

                  SECTION 3.10. Material AgreementsSECTION 3.10. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default might have a material adverse effect on the consolidated business, properties, financial condition, prospects or results of operations of the Borrower and the Consolidated Subsidiaries or (b) any agreement or instrument evidencing or governing Indebtedness which default would allow the holders thereof to cause such Indebtedness to become due prior to its stated maturity, result in any mandatory repayment, prepayment or redemption thereof, or require that any offer be made to effect any repurchase or redemption thereof.

                  SECTION 3.11. Regulation USECTION 3.11. Regulation U. Margin Stock constitutes less than 25% of those assets of the Borrower and the Subsidiaries that are subject to any limitation on sale, pledge, or other restriction hereunder.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company ActSECTION 3.12. Investment Company Act; Public Utility Holding Company Act. (a) Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (b) Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.13. Use of ProceedsSECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement.

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                  SECTION 3.14. TaxesSECTION 3.14. Taxes. The Borrower and the Consolidated Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Consolidated Subsidiary, including without limitation all federal and state withholding taxes and all taxes required to be paid pursuant to applicable law, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Borrower and the Consolidated Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1989. No tax Liens have been filed, and no claims are being asserted with respect to any such taxes (other than Liens and claims which are being contested in good faith by appropriate proceedings). The charges, accruals and reserves on the books of the Borrower and the Consolidated Subsidiaries in respect of any taxes or other governmental charges are adequate.

                  SECTION 3.15. Accuracy of InformationSECTION 3.15. Accuracy of Information. No information, exhibit or report furnished by KCSI or any subsidiary of KCSI to the Agent or to any Lender in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  SECTION 3.16. Employee Benefit PlansSECTION 3.16. Employee Benefit Plans. The Unfunded Liabilities of all Plans do not in the aggregate exceed $5,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred or is reasonably expected to occur with respect to any Plan and neither the Borrower nor any other member of the Controlled Group has (i) taken any steps to terminate any Plan, (ii) initiated any steps to withdraw from any Plan or (iii) incurred any Withdrawal Liability.

                  SECTION  3.17.  No  Undisclosed  Dividend  RestrictionsSECTION
3.17. No Undisclosed Dividend Restrictions. Except as set forth in Schedule 3.17 and except for limitations on the payment of dividends under applicable law, none of the Subsidiaries is subject to any agreement, amendment, covenant or understanding that directly or indirectly (through the application of financial covenants or otherwise) prohibits the ability of such entity to declare or pay dividends.

                  SECTION 3.18. Year 2000SECTION 3.18. Year 2000. There has not occurred, and the Borrower does not expect that there will occur, any material disruption in the operations or business systems of the Borrower or its Subsidiaries resulting from the inability of computer systems of the Borrower and its Subsidiaries or equipment containing embedded microchips to recognize or properly process dates in or following the year 2000.

ARTICLE IV. CONDITIONS OF LENDING AND THE AAA AGREEMENTARTICLE IV. CONDITIONS OF LENDING AND THE AAA AGREEMENT

                  The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.01. All BorrowingsSECTION 4.01. All Borrowings. On the date of each Borrowing, including each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.05:

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                  (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable, or in the case of a Borrowing of a Swingline Loan, the Swingline Lender and the Agent shall have received a notice requesting such Swingline Loan as requested by Section 2.22.

                  (b) The representations and warranties set forth in Article III hereof (except, in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, the representations set forth in Sections 3.06 and 3.09(i)) shall be true and correct on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

                  SECTION 4.02. First BorrowingSECTION 4.02. First Borrowing. On the date hereof:

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                  (a) The Agent shall have received a favorable written opinion of Sonnenschein Nath & Rosenthal, counsel to the Borrower, to the effect set forth in Exhibit D hereto, dated the date hereof and addressed to the Lenders. The Borrower hereby instructs such counsel to deliver such opinion to the Agent.

                  (b) All legal matters incident to this Agreement and the Borrowings hereunder shall be satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Agent.

                  (c) The Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the State of Delaware and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
         (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

                  (d) The Agent shall have received a certificate, dated the date hereof and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (e) The Agent shall have received all Fees and other amounts due and payable on or prior to the date hereof.

                  (f) There shall be no litigation, actual or threatened, that in the reasonable judgment of the Agent would (i) be likely to affect materially and adversely the business, assets, condition (financial or otherwise) or prospects of KCSI or Stilwell or (ii) be materially inconsistent with the assumptions underlying the pro forma financial information and projections previously delivered to the Agent and the Lenders pursuant to Section 3.05(b).

                  (g) No Event of Default or Default (each as defined in the 1999 Credit Agreement) shall have occurred and be continuing.

                  SECTION 4.03. AAA AgreementSECTION 4.03. AAA Agreement. On the Assumption Date, each condition set forth in Section 4 of the AAA Agreement shall have been satisfied or waived by the Required Lenders. Execution of the AAA Agreement shall be deemed to constitute a representation and warranty by Stilwell on the Assumption Date as to the matters specified in paragraphs (b) and (c) of Section 4.01 hereof.


ARTICLE V.  AFFIRMATIVE COVENANTSARTICLE V.  AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, until the Commitments have expired or been terminated and the principal of or interest on each Loan, any Fees or any other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing:

                  SECTION 5.01. Conduct of Business and Maintenance of PropertiesSECTION 5.01. Conduct of Business and Maintenance of Properties. (a) The Borrower will, and will cause each Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that if the Spin-Off is completed, KCSI will, and will cause each Subsidiary to, cause the Spin-Off to be completed (i) in accordance with applicable law, (ii) as disclosed in Stilwell's Form 10 previously delivered to the Agent and (iii) on terms and with results consistent with the pro forma financial information previously delivered to the Agent and the Lenders.

                  (b) The Borrower will, and will cause each Significant Subsidiary to, do all things necessary to maintain, preserve, protect and keep their properties material to the conduct of their business in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

                  SECTION 5.02. InsuranceSECTION 5.02. Insurance. The Borrower will, and will cause each Consolidated Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice and customary with companies engaged in similar lines of business, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

                  SECTION  5.03.  Compliance  with Laws and  TaxesSECTION  5.03.
Compliance with Laws and Taxes. (a) The Borrower will, and will cause each Consolidated Subsidiary to, comply in all material respects with all laws (including, without limitation, ERISA, the Interstate Commerce Act and the Fair Labor Standards Act, as amended), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                  (b) The Borrower will, and will cause each Consolidated Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

                  SECTION 5.04. Financial Statements, Reports, etc.SECTION 5.04. Financial Statements, Reports, etc. The Borrower will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with GAAP and will furnish to the Agent and each
Lender:

                  (a) within 105 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, of nationally recognized standing, prepared in accordance with GAAP on a consolidated basis for itself and the Consolidated Subsidiaries, including balance sheets as of the end of such period and related statements of income and changes in stockholders' equity and cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default, or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof;

                  (b) within 60 days after the close of each of the first three quarterly periods of each of its fiscal years, for itself and the Consolidated Subsidiaries, unaudited consolidated balance sheets as at the close of each such period, consolidated statements of income and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer;

                  (c) together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit E signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

                  (d) as soon as possible and in any event within 10 days after any Responsible Officer of the Borrower knows or has reason to know that (i) any Reportable Event has occurred with respect to any Plan,
         (ii) any Withdrawal Liability has been incurred with respect to any Multiemployer Plan or (iii) the Borrower or any member of the Controlled Group has received any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization within the meaning of Title IV of ERISA, a statement, signed by the chief financial officer of the Borrower, describing such Reportable Event, Withdrawal Liability or notice and the action which the Borrower proposes to take with respect thereto;

                  (e) as soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any Subsidiary is or may be liable to any person as a result of the release by the Borrower, any of the Subsidiaries, or any other person of any toxic or hazardous waste or substance into the environment or that all or any of its properties is subject to an Environmental Lien and (ii) any notice alleging any violation of any Federal, state or local environmental, health or safety law or regulation by the Borrower or any Subsidiary, which would, in the case of either of the preceding clauses (i) and (ii), have a material adverse effect upon the operations of the Borrower and the Consolidated Subsidiaries, taken as a whole;

                  (f) promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

                  (g) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any Consolidated Subsidiary files with the Securities and Exchange Commission or financial reports material to the interests of the Lenders or to the ability of the Borrower to perform its obligations under the Loan Documents and filed by any of them with the STB; and

                  (h) such other information (including financial information) as the Agent or any Lender may from time to time reasonably request.

                  SECTION 5.05. Other NoticesSECTION 5.05. Other Notices. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which might materially adversely affect its business, properties or affairs or the ability of the Borrower to repay the Obligations.

                  SECTION  5.06.  Access to  Properties  and  InspectionsSECTION
5.06. Access to Properties and Inspections. The Borrower will, and will cause each Consolidated Subsidiary to, permit the Agent and the Lenders to make reasonable inspections of the properties, corporate books and financial records of the Borrower and each Consolidated Subsidiary, to make reasonable examinations and copies of the books of accounts and other financial records of the Borrower and each Consolidated Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Consolidated Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate; provided that (a) any inspection by any Lender shall be at such Lender's own expense and (b) the Lenders shall coordinate the timing of their inspections through the Agent.

                  SECTION 5.07. Use of ProceedsSECTION 5.07. Use of Proceeds. The Borrower will, and will cause each of the Subsidiaries to, use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans (a) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board including Regulation U or X or (b) to make any acquisition for which the board of directors of the target company has not given its consent or approval.


ARTICLE VI.  NEGATIVE COVENANTSARTICLE VI.  NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender and the Agent that, until the Commitments have expired or been terminated and the principal of or interest on each Loan, any Fees or any other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing:

                  SECTION 6.01.  IndebtednessSECTION 6.01.  Indebtedness.
(a) The Borrower will not permit any Subsidiary to incur, create or suffer to exist any Indebtedness, except:

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                  (i) Indebtedness (secured by Liens) existing on the date hereof and described in Schedule 6.01;

                  (ii) Indebtedness of the Subsidiaries incurred to finance all or a portion of the purchase price of assets acquired in the ordinary course of their railroad transportation or financial services businesses which Indebtedness is secured solely by a Lien on the assets being acquired provided that such Indebtedness would not cause a Default or an Event of Default under any other Section of this Agreement;

                  (iii) Attributable Debt permitted under Section 6.03;

                  (iv) other Indebtedness of the Subsidiaries not secured by any Liens and incurred in the ordinary course of business and refinancings thereof, in an aggregate principal amount at any one time outstanding not to exceed 25% of Consolidated Net Worth at such time, provided that such Indebtedness would not cause a Default or an Event of Default under any other Section of this Agreement; and

                  (v) Guarantees of the Obligations by any Subsidiary in favor of the Agent and the Lenders as required under paragraph (c) below.

                  (b) The Borrower shall not incur, create or suffer to exist any Indebtedness ("Subordinated Indebtedness") that by its terms is subordinated in right of payment to any other indebtedness, unless the Obligations constitute senior indebtedness that is entitled, to the satisfaction of the Required Lenders, to the benefits of the subordination provisions of such Subordinated Indebtedness.

                  (c) The Borrower will not permit (i) any Significant Subsidiary to Guarantee any Indebtedness of the Borrower or (ii) any Significant Subsidiary to Guarantee any Indebtedness Guaranteed by the Borrower, unless, in the case of each of the preceding clauses (i) and (ii), prior thereto such Significant Subsidiary shall have executed and delivered to the Agent, for the benefit of the Lenders, an unconditional Guarantee with respect to the Obligations satisfactory in form and substance to the Agent.

                  SECTION 6.02. LiensSECTION 6.02. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Environmental Lien securing clean-up costs or fines in excess of $25,000,000 in aggregate principal amount except for Environmental Liens that are being contested in good faith by appropriate proceedings and the enforcement of which is stayed. The Borrower shall at all times assure that any Liens on its assets (other than Liens permitted under clauses (a) through (f) below) shall be for the equal and ratable benefit of the Lenders and the Agent. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any other Lien in, of or on the property (now or hereafter acquired), or on any income or revenues or rights in respect of any thereof, of the Borrower or any Subsidiary, except:

                  (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due except for such Liens as are being contested in good faith by appropriate proceedings;

                  (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and that do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Consolidated Subsidiaries;

                  (e)  Liens  existing  on the  date  hereof  and  described  in
         Schedule 6.02 hereto; provided that such Liens shall secure only those obligations that they secure on the date hereof;

                  (f) Liens, granted on property or assets solely to secure Indebtedness evidencing all or a portion of the purchase price of property or assets or any refinancing thereof provided that such Lien attaches only to the property or assets being acquired and that any such refinancing does not increase the aggregate principal amount of such Indebtedness but only to the extent that such Indebtedness would not result in a Default or an Event of Default under any other Section of this Agreement; and

                  (g) Liens, in addition to Liens permitted under the above clauses (a) through (f), on property or assets having on the date of determination an aggregate depreciated book value (determined in accordance with GAAP) that, when taken together with the aggregate amount of all Attributable Debt in connection with all Sale and Leaseback Transactions of the Borrower and the Subsidiaries (other than Sale and Leaseback Transactions consummated prior to the date hereof or pursuant to the last sentence of Section 6.03), does not exceed 15% of Consolidated Net Worth, so long as any such Liens on property or assets of the Borrower (as opposed to assets solely of the Subsidiaries) shall also be for the pari passu benefit of the Lenders as provided above.

                  SECTION 6.03. Sale and Lease-Back TransactionsSECTION 6.03. Sale and Lease-Back Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback Transaction"); provided that the Borrower or any Subsidiary may enter into any Sale and Leaseback Transaction if (a) at the time of such Transaction no Default or Event of Default shall have occurred and be continuing, (b) the proceeds from the sale of the subject property shall be at least equal to its fair market value on the date of such sale and (c) the aggregate amount of all Attributable Debt in connection with all Sale and Leaseback Transactions of the Borrower and the Subsidiaries (other than Sale and Leaseback Transactions consummated prior to the date hereof or pursuant to the last sentence of this Section 6.03), when taken together with the depreciated book value (determined in accordance with GAAP) of all assets or property on which there shall exist any Liens pursuant to Section 6.02(g), does not exceed 15% of Consolidated Net Worth on any date of determination. Notwithstanding the foregoing, the Borrower or any Subsidiary may enter into any Sale and Leaseback Transaction between the Borrower or any Subsidiary and the joint venture involving Southern Capital Corporation, LLC.

                  SECTION 6.04. Mergers, Consolidations and Transfers of AssetsSECTION 6.04. Mergers, Consolidations and Transfers of Assets. The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, except that (a) the Borrower and any Subsidiary may sell assets in the ordinary course of business, (b) subject to Section 5.01(a), the Borrower may complete the Spin-Off; provided, that the Borrower will not complete the Spin-Off unless the Assumption shall have been completed; and (c) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration and (iii) the Borrower and the Subsidiaries may sell, transfer, lease or dispose of assets out of the ordinary course of business having depreciated book values (determined in accordance with GAAP) that in the aggregate for all assets so disposed of during the term of this Agreement do not exceed 15% of Consolidated Net Worth on any date of determination to any other person.

                  SECTION 6.05. Transactions with AffiliatesSECTION 6.05. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than any Subsidiary), except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions which, taken as a whole, are not less favorable to the Borrower or such Subsidiary than would prevail in an arm's-length transaction with unrelated third parties.

                  SECTION 6.06. Certain Other AgreementsSECTION 6.06. Certain Other Agreements. The Borrower will not, and will not permit any Subsidiary to
(i) be bound by or enter into any agreement, amendment, covenant, understanding or revision to any agreement which directly or indirectly (through the application of financial covenants or otherwise) prohibits or restricts the ability of such Subsidiary to declare and pay dividends or make any loans or advances or any other distribution to the Borrower (except for limitations on the payment of dividends set forth in Schedule 3.17 or imposed by applicable law); or (ii) be bound by or enter into any agreement, indenture, contract, instrument, amendment or lease containing any covenant restricting the incurrence of Indebtedness or governing the Borrower's and the Subsidiaries' financial condition if such covenant is more restrictive than the analogous provision of this Agreement unless (A) the Borrower has delivered a copy of such document to the Agent not less than 10 Business Days prior to executing the same and (B) the Borrower enters into an amendment to this Agreement to add the more restrictive covenant or to conform the analogous provision of this Agreement to such more restrictive covenant.

                  SECTION 6.07.  Certain Financial CovenantsSECTION 6.07.
Certain Financial Covenants.   The Borrower will not:

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                  (a) permit the ratio of Consolidated Total Indebtedness to the sum of Consolidated Total Indebtedness and Consolidated Net Worth to exceed .60 at any time; or

                  (b) permit the assets of the Subsidiaries, other than the Significant Subsidiaries, to represent in the aggregate at any time more than 25% of Consolidated Total Assets.

                  SECTION 6.08. Margin StockSECTION 6.08. Margin Stock. The Borrower will not, nor will it permit any Subsidiary to, own or acquire Margin Stock such that at any time Margin Stock of the Borrower and its Subsidiaries represents more than 25% of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis that are subject to Section 6.02 or Section 6.04.


ARTICLE VII.  EVENTS OF DEFAULTARTICLE VII.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made;

                  (b) nonpayment of principal of any Loan when due;

                  (c) nonpayment of interest upon any Loan or of any Fee or other Obligations (other than an amount referred to in (b) above) under any of the Loan Documents within five days after the same becomes due;

                  (d) the breach by the Borrower of any of the terms or provisions of Section 5.07 or in Article VI;

                  (e) the breach by the Borrower (other than a breach which constitutes an Event of Default under (a), (b), (c) or (d) above) of any of the terms or provisions of this Agreement which is not remedied within fifteen days after written notice from the Agent or any Lender;

                  (f) failure of the Borrower or any Subsidiary to pay any Indebtedness in excess of $10,000,000 (or its equivalent in any other currency) in aggregate principal amount when due; or the default by the Borrower or any Subsidiary in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $10,000,000 (or its equivalent in any other currency) in aggregate principal amount was created or is governed, the effect of which is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity; or the default by the Borrower or any Subsidiary in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $10,000,000 (or its equivalent in any other currency) in aggregate principal amount was created or is governed, the effect of which is to cause the holder or holders of such Indebtedness or a trustee or other representative of such holders to cause such Indebtedness to become due prior to its stated maturity; or any Indebtedness in excess of $10,000,000 (or its equivalent in any other currency) in aggregate principal amount shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof;

                  (g) the Borrower or any Specified Subsidiary shall (i) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this paragraph (g) or (vii) fail to contest in good faith any appointment or proceeding described in the following paragraph (h);

                  (h) without the application, approval or consent of the Borrower or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Specified Subsidiary or any substantial part of its property, or a proceeding described in clause (v) of the preceding paragraph (g) shall be instituted against the Borrower or any Specified Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days;

                  (i) any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all of the property of the Borrower or any Subsidiary or an amount of such property or assets having depreciated book values (determined in accordance with GAAP) that in the aggregate for all properties and assets so appropriated or taken during the term of this Agreement exceed 15% of Consolidated Net Worth on any date of determination;

                  (j) the Borrower or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (or its equivalent in any other currency) that is not stayed on appeal or otherwise being appropriately contested in good faith;

                  (k) the Unfunded Liabilities of all Plans shall exceed in the aggregate $5,000,000, or any Reportable Event shall occur in connection with any Plan or any Withdrawal Liability in excess of $2,500,000 shall be incurred with respect to any Multiemployer Plan or the Borrower or any member of the Controlled Group has received any notice concerning the imposition of Withdrawal Liability in excess of $2,500,000 or a determination that a Multiemployer Plan with respect to which the potential Withdrawal Liability of the Borrower or any member of the Controlled Group would exceed $2,500,000 is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA;

                  (l) a Change in Control shall have occurred; or

                  (m) prior to the completion of the Spin-Off, the Borrower shall fail to be the beneficial owner of at least (i) 90% of the outstanding voting securities of KCSR, (ii) 80% of the outstanding voting securities of Janus, (iii) 80% of the outstanding voting securities of Berger or (iv) 100% of the outstanding voting securities of Stilwell;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


ARTICLE VIII.  THE AGENTARTICLE VIII.  THE AGENT

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent.

                  Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, after consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $50,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and
Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  With respect to the Loans made by it hereunder, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent.

                  Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Total Commitment shall be terminated, the percentage it holds of the aggregate outstanding principal amount of the Loans) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX.  MISCELLANEOUSARTICLE IX.  MISCELLANEOUS

                  SECTION 9.01. NoticesSECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                  (a) if to the Borrower, to it at 114 West 11th Street, Kansas City, Missouri 64105-1808, Attention of the Vice President - Finance (Telecopy No. (816) 983-1192), with a copy to the Vice President and Secretary (Telecopy No. (816) 983-1192);

                  (b) if to the Agent, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662) for Standby Borrowings and Chris Consomer (Telecopy No. (212) 552-5627) for Competitive Borrowings, with a copy to Chase Securities Inc., 10 South LaSalle Street Chicago, IL 60603, Attention of Deborah
         K. Welles (Telecopy No. (312) 807-4077); and

                  (c) if to the Swingline Lender, to it at The Chase Manhattan Bank, Attention of Margaret Swales (Telecopy No. (212) 552-5662); and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

                  SECTION 9.02. Survival of AgreementSECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

                  SECTION 9.03. Binding EffectSECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders. Delivery of an executed signature page of any Loan Document by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 9.04. Successors and AssignsSECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Standby Loans at the time owing to
it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, the Borrower and the Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its Swingline Exposure, the Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 (and shall be an integral multiple of $1,000,000), (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance and a processing and recordation fee of $3,000 and (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Standby Loans and Competitive Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee and, if applicable, the Swingline Lender, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders.

                  (f) Each Lender may without the consent of the Borrower, the Swingline Lender or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders, provided that the participating banks or other entities shall not be entitled to receive any more than the selling Lender would have received had it not sold the participation and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such proposed assignee or participant shall execute a confidentiality agreement in the form of Exhibit F hereto.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower, shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) The Borrower shall not assign or delegate any of its rights or duties hereunder, except as provided in the AAA Agreement.

                  SECTION 9.05. Expenses; IndemnitySECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Agent or any Lender. The Borrower further agrees that it shall indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

                  (b) The Borrower agrees to indemnify the Agent, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or wilful misconduct of such Indemnitee and (ii) have not, in whole or in part, arisen out of or resulted from any act, or omission to act, of the Borrower or any of its Affiliates.

                  (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this
Section 9.05 shall be payable on written demand therefor.

                  SECTION 9.06. Right of SetoffSECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.07. Applicable LawSECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  --------------------------------------------


                  SECTION 9.08. Waivers; AmendmentSECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Facility Fees or Utilization Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16, the provisions of this Section or the definition of "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or the Swingline Lender hereunder without the prior written consent of the Agent or the Swingline Lender, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any person subsequently acquiring a Loan from it.

                  SECTION 9.09. Interest Rate LimitationSECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans made by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

                  SECTION 9.10. Entire AgreementSECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. Waiver of Jury TrialSECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

                  SECTION 9.12. SeverabilitySECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. CounterpartsSECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                  SECTION 9.14. HeadingsSECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent to Service of ProcessSECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any other party or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16.  ConfidentialitySECTION  9.16.  Confidentiality.
(a) Each Lender agrees to keep confidential and not to disclose (and to cause its officers, directors, employees, agents, Affiliates and representatives to keep confidential and not to disclose) all Information (as defined below), except that such Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, advisors, agents, Affiliates and representatives as need to know such Information in connection with the servicing and protection of its interests in respect of its Loans and Commitments, the Loan Documents and the Transactions; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or requested by any Governmental Authority having jurisdiction over such Lender; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach by such Lender of this Agreement, (B) is generated by such Lender or becomes available to such Lender on a nonconfidential basis from a source other than the Borrower or its Affiliates or the Agent, or (C) was available to such Lender on a nonconfidential basis prior to its disclosure to such Lender by the Borrower or its Affiliates or the Agent;
(iv) as provided in Section 9.04(g); or (v) to the extent the Borrower shall have consented to such disclosure in writing. As used in this Section 9.16, "Information" shall mean the Confidential Memorandum and any other confidential materials, documents and information relating to the Borrower that the Borrower or any of its Affiliates may have furnished or made available or may hereafter furnish or make available to the Agent or any Lender in connection with this Agreement.

                  (b)  Each  Transferee  shall  be  deemed,   by  accepting  any
assignment  or  participation  hereunder,  to have  agreed  to be  bound by this
Section 9.16.

                  SECTION 9.17. AAA Agreement AuthorizationSECTION 9.17. AAA Agreement Authorization. Each of the Lenders hereby authorizes and instructs the Agent to execute and deliver, on such Lender's behalf, in connection with the Spin-Off and the Assumption, the AAA Agreement. Each of KCSI, each Lender and the Agent acknowledges that pursuant to the AAA Agreement, upon execution thereof by KCSI, Stilwell and the Agent, on behalf of the Lenders, and subject to the satisfaction (or waiver by the Required Lenders) of the conditions set forth therein (i) KCSI shall assign and delegate to Stilwell its rights and obligations hereunder and shall thereafter be released from its obligations hereunder, (ii) this Agreement shall be amended and restated as provided in the AAA Agreement and (iii) Stilwell shall assume the obligations assigned and delegated to it by KCSI and shall become and be the sole obligor under this Agreement as amended by the AAA Agreement.

                  IN WITNESS WHEREOF, KCSI, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KANSAS CITY SOUTHERN INDUSTRIES, INC.,

     by
           /s/ Anthony P. McCarthy
       ---------------------------
       Name:  Anthony P. McCarthy
       Title: Vice President & Treasurer


THE CHASE MANHATTAN BANK, individually and as
Administrative Agent and as Swingline Lender,

     by
           /s/ Laurie B. Perper
       ------------------------
       Name:  Laurie B. Perper
       Title: Vice President


BANK OF AMERICA, N.A.,  individually and as Documentation
Agent,

     by
           /s/ John G. Hayes
       Name:  John G. Hayes
       Title: Principal

FLEET NATIONAL BANK, individually and as Syndication Agent,

     by
           /s/ Thomas E. McKinlay
       --------------------------
       Name:  Thomas E. McKinlay
       Title: Senior Vice President


BANK HAPOALIM,

     by
           /s/ Conrad Wagner       /s/ Marc Bosc
       Name:  Conrad Wagner        Marc Bosc
       Title: First Vice President Vice President


THE BANK OF NEW YORK,

     by
           /s/ Scott H. Buitekant
       --------------------------
       Name:  Scott H. Buitekant
       Title: Vice President

THE BANK OF NOVA SCOTIA,

     by
           /s/ F. C. H. Ashby
       ----------------------
       Name:   F. C. H. Ashby
       Title:  Senior Manager Loan Operations


DEUTSCHE BANK AG, NEW YORK and/or CAYMAN ISLANDS BRANCHES,

     by
           /s/ Elizabeth Zieglmeier
       Name:   Elizabeth Zieglmeier
       Title:  Director


     by
           /s/ Clinton M. Johnson
       Name:   Clinton M. Johnson
       Title:  Managing Director


THE FUJI BANK, LIMITED,

     by
           /s/ Peter L. Chinnici
       Name:   Peter L. Chinnici
       Title:  Senior Vice President & Group Head


MERCANTILE BANK,

     by
           /s/ Barry P. Sullivan
       Name:   Barry P. Sullivan
       Title:  Vice President


NATIONAL AUSTRALIA BANK LIMITED,

     by
           /s/ Michael G. McHugh
       Name:   Michael G. McHugh
       Title:  Vice President


STATE STREET BANK AND TRUST COMPANY,

     by
           /s/ Vincent Starck
       Name:   Vincent Starck
       Title:  Assistant Vice President

UMB BANK, N.A.,

     by
           /s/ Terry Dierks
       Name:   Terry Dierks
       Title:  Senior Vice President

                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE,

                                                                              by
                                                      /s/ Jay White
                                                     Name:  Jay White
                                                     Title:    Vice President


                                               by
                                                     /s/ Kenneth R. Crespo
                                                     Name:  Kennth R. Crespo
                                                     Title:    Vice President

                                                                    EXHIBIT A-1

                                      FORM OF COMPETITIVE BID REQUEST



The Chase Manhattan Bank, as Agent
  for the Lenders referred to below
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, NY  10081
Attention:  Chris Consomer

with a copy to:

Chase Securities Inc.
10 South LaSalle Street
Chicago, IL  60603
Attention:  Deborah K. Welles

                                                                        [Date]


         Re:      364-Day Credit Agreement Referred to Below

Dear Sirs:

                  The undersigned, Kansas City Southern Industries, Inc. (the "Borrower"), refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of January 11, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

                  (A)  Date of Competitive Borrowing
                            (which is a Business Day)

                  (B)  Principal amount of
                             Competitive Borrowing1

                  (C)  Interest rate basis2

                  (D)  Interest Period and the last
                           day thereof3
                  Upon acceptance of any or all of the Loans offered by the Banks in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sectin 4.01(b) and (c) of the Credit Agreement have been satisfied.

                                Very truly yours,

                                  KANSAS CITY SOUTHERN INDUSTRIES, INC.,

by

Title:  [Responsible Officer]

                                                              EXHIBIT A-2
                                 FORM OF NOTICE OF COMPETITIVE BID REQUEST

[Name of Bank]
[Address]

Attention:

                                                                       [Date]

         Re:      364-Day Credit Agreement Referred to Below

Dear Sirs:

                  Reference is made to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of January 11, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Kansas City Southern Industries, Inc. (the "Borrower"), the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on , 20 , pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].4 Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing

(B)  Principal amount of
Competitive Borrowing

(C)  Interest rate basis

(D)  Interest Period and the last
day thereof


                                     Very truly yours,

                                     THE CHASE MANHATTAN BANK, as Agent,

by

Title:

                                                                 EXHIBIT A-3

                                          FORM OF COMPETITIVE BID

The Chase Manhattan Bank, as Agent
  for the Lenders referred to below
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, NY 10081
Attention:  Chris Consomer

with a copy to:

Chase Securities Inc.
10 South LaSalle Street
Chicago, IL 60603
Attention:  Deborah K. Welles

                                                                      [Date]


         Re:      364-Day Credit Agreement Referred to Below

Dear Sirs:

                  The undersigned, [Name of Bank], refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of January 11, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Kansas City Southern Industries, Inc. (the "Borrower"), the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on , 19 , and in that connection sets forth below the terms on which such Competitive Bid is made:

                  (A)  Principal Amount5

                  (B)  Competitive Bid Rate6

                  (C)  Interest Period and last
day thereof

                  The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.

                                                              Very truly yours,

                                                              [NAME OF BANK],

by

Title:

                                                                EXHIBIT A-4

                               FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER



                                                                     [Date]


The Chase Manhattan Bank, as Agent
  for the Lenders referred to below
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, NY 10081
Attention:  Chris Consomer

with a copy to:

Chase Securities Inc.
10 South LaSalle Street
Chicago, IL 60603
Attention:  Deborah K. Welles


         Re:      364-Day Credit Agreement Referred to Below

Dear Sirs:

                  The undersigned, Kansas City Southern Industries Inc. (the "Borrower"), refers to the 364-Day Credit Agreement dated as of January 11, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent.

                  In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________ and in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount                       Fixed Rate/Margin               Lender

            $                          [%]/[+/-.  %]
            $

We hereby reject the following bids:

Principal Amount                       Fixed Rate/Margin               Lender

            $                          [%]/[+/-.  %]
            $

    The $ should be deposited in The Chase Manhattan Bank account number [ ] on [date].


                                                         Very truly yours,

                                                         KANSAS CITY SOUTHERN
                                                         INDUSTRIES, INC.,

by

Name:
Title:

                                                           EXHIBIT A-5
                                     FORM OF STANDBY BORROWING REQUEST

The Chase Manhattan Bank, as Agent
  for the Lenders referred to below
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, NY 10081
Attention: Margaret Swales

with a copy to:

Chase Securities Inc.
10 South LaSalle Street
Chicago, IL 60603
Attention:  Deborah K. Welles

                                                                         [Date]
         Re:      364-Day Credit Agreement Referred to Below

Dear Sirs:

                  The undersigned, Kansas City Southern Industries, Inc. (the "Borrower"), refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of January 11, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time party thereto and The Chase Manhattan Bank, as Administrative Agent, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to
Section 2.04 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

                  (A)  Date of Standby Borrowing
(which is a Business Day)

                  (B)  Principal Amount of
 Standby Borrowing7

                  (C)  Interest rate basis8

                  (D)  Interest Period and the last
day thereof9

                  Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and
(c) of the Credit Agreement have been satisfied.

                                       Very truly yours,

                                       KANSAS CITY SOUTHERN INDUSTRIES, INC.,

                                       by

                                       Title: [Responsible Officer]

                                                                       EXHIBIT B

                                           FORM OF AAA AGREEMENT


                                    ASSIGNMENT,    ASSUMPTION    AND   AMENDMENT
                           AGREEMENT (this "AAA Agreement") dated as of January 11, 2000, among KANSAS CITY SOUTHERN INDUSTRIES, INC., a Delaware corporation ("KCSI"), STILWELL FINANCIAL, INC., a Delaware corporation ("Stilwell"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (in such capacity, the "Agent") for the Lenders (as defined below) and as Swingline Lender (in such capacity, the "Swingline Lender"), relating to the Credit Agreement dated as of January 11, 2000 (the "Credit Agreement"), among KCSI, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as Agent and as Swingline Lender, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or in the Amended Credit Agreement (as defined below), as applicable.


                  WHEREAS, KCSI, the Lenders, the Swingline Lender and the Agent are parties to the Credit Agreement;

                  WHEREAS, KCSI and Stilwell have entered into a Contribution Agreement dated as of July 7, 1999, which, effective as of July 1, 1999 as between KCSI and Stilwell, provided for the transfer of certain capital stock, investments and other assets and rights as provided therein (the "Contribution Agreement");

                  WHEREAS, the parties hereto desire to provide that in accordance with the Contribution Agreement and in order to complete the
Assumption in accordance with the Credit Agreement, KCSI's rights and obligations under the Credit Agreement, including the Commitments thereunder and any outstanding Loans, shall be assigned and delegated to, and assumed by, Stilwell, all in accordance with the Credit Agreement;

                  WHEREAS, in the event that KCSI and Stilwell consummate the Assumption, the parties hereto have agreed that this AAA Agreement shall be executed by KCSI, Stilwell, the Swingline Lender and the Agent, on behalf of the Lenders, whereupon KCSI shall be released from all obligations under the Credit Agreement and the Credit Agreement shall be amended and restated as provided herein (the Credit Agreement, after giving effect to the amendments provided for in this AAA Agreement, the "Amended Credit Agreement") with Stilwell assuming KCSI's obligations under the Credit Agreement and becoming the sole obligor under the Amended Credit Agreement;

                  WHEREAS, the Lenders, the Swingline Lender and the Agent are willing, subject to the terms and conditions of this AAA Agreement, to effect certain amendments to the Credit Agreement as provided herein.


                  NOW, THEREFORE, in consideration of the mutual agreements contained in this AAA Agreement and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. Assignment, Delegation, Assumption and Release. Subject to the conditions set forth in Section 4 hereof, (a) KCSI hereby assigns and delegates to Stilwell all its rights and obligations under (i) the Credit Agreement, including the Commitments thereunder and any outstanding Loans, and
(ii) the Fee Letter and the commitment letter executed in connection therewith (such assigned and delegated obligations being collectively referred to herein as the "Assigned Obligations"), (b) Stilwell hereby assumes and agrees to perform the Assigned Obligations and (c) KCSI is hereby released from all obligations under the Credit Agreement, the Fee Letter and the commitment letter executed in connection therewith.

                  SECTION 2.  Amendment.  Subject to the conditions set forth in
Section 4 hereof:
                              ----------

                  (a) The Credit Agreement, including all schedules and exhibits thereto, is hereby amended, subject to applicable provisions set forth therein as to the survival of certain rights and obligations, into an amended and restated credit agreement (the "Amended Credit Agreement") identical in form and substance to the Credit Agreement except as expressly modified below. Each reference in the Amended Credit Agreement and in the exhibits thereto to "the Borrower" or to "Kansas City Southern Industries, Inc." shall be deemed to be a reference to Stilwell.

                  (b) The third paragraph of the preamble of the Amended Credit Agreement is amended to read in its entirety as follows:

                                    "The proceeds of borrowings hereunder are to
                           be used for general corporate purposes including, without limitation, (a) to provide liquidity for a commercial paper program and (b) to finance nonhostile acquisitions."

                  (c) Section 1.01 of the Credit Agreement is hereby amended as follows:

                           (i) The following new  definitions  shall be added to
                  Section 1.01 of the Credit Agreement in the appropriate alphabetical order and shall read in their entirety as follows:


                                    "'Guarantee    Agreement'   shall   mean   a
                           Guarantee Agreement, substantially in the form of Exhibit A to the AAA Agreement, made by the Borrower in favor of the Agent for the benefit of the Lenders."

                                    "'Guarantor' shall mean Stilwell."

                                    "'Subsidiary   Borrowers'   shall  have  the
                           meaning assigned to such term in Section 2.23."

                           (ii)  The following definitions are hereby deleted:

                                    "Consolidated Total Assets",

                                    "Index Debt", and

                                     "STB".

                           (iii)  The following definitions are amended to read
in their entirety as follows:

                                    "'Applicable  Percentage'  shall mean on any
                           date, with respect to (a) the Loans comprising any Eurodollar Standby Borrowing, 0.35% per annum, (b) the Loans comprising any ABR Borrowing, 0.0% per annum, and (c) the Facility Fee, 0.15% per annum."

                                    "'Loan Documents' shall mean this Agreement,
                           the AAA Agreement, the Guarantee Agreement, the Fee Letter (and the commitment letter executed in connection therewith) and any assignment document pursuant to which the Borrower shall assign and delegate its rights and obligations to a Subsidiary Borrower in accordance with Section 2.23."

                                    "'Obligations'   shall   mean   all   unpaid
                           principal of and accrued and unpaid interest on the Loans, all accrued and unpaid Fees and all other obligations of the Borrower and the Subsidiary Borrowers to the Lenders or to any Lender or the Agent arising under the Loan Documents."

                                    "'Significant Subsidiary' shall mean, on any
                           date of determination, each of (a) Janus, (b) Berger,
                           (c) Berger LLC, a Subsidiary of Berger, and (d) any Subsidiary the assets of which represent on such date more than 10% of the consolidated total assets of the Borrower and the Consolidated Subsidiaries determined in accordance with GAAP."

                  (d) Section 2.22(b) of the Credit Agreement is amended by deleting the reference therein to "account number 987-087-8577" and replacing it with a reference to "account number 987-096-4961".

                  (e) A new Section 2.23 shall be added to the text and the table of contents of the Credit Agreement and shall read in its entirety as follows:

                           "SECTION  2.23.  Delegation  and Assumption of Loans.
                  The Borrower may from time to time assign and delegate its rights and obligations in respect of all or a portion of any Borrowing and its obligations under the Loan Documents to one or more of its Subsidiaries that is a domestic Subsidiary (each such Subsidiary, a "Subsidiary Borrower"); provided that such Subsidiary Borrower will assume such obligations, pursuant to an assignment that will result in the Borrower being relieved of its obligations as a Borrower in respect of the Borrowing or portion thereof so assigned (but not any obligations in respect of such Borrowing that arise under other Loan Documents in the Borrower's capacity as a Guarantor) and the applicable Subsidiary Borrower succeeding to all such obligations. The Lenders agree to permit such assignments, subject to the prior satisfaction of the following conditions in respect of each such assignment:

                                    (a) each such assignment shall be made
                           pursuant to documentation reasonably satisfactory in form and substance to the Agent;

                                    (b) each such assignment shall be subject to
                           all the terms and conditions hereof that would be applicable to the relevant type of Borrowing on the date of such assignment by the Borrower; and

                                    (c) the Guarantee Agreement shall have been
                           executed and delivered by Stilwell and shall be in full force and effect; and

                                    (d) the Agent may,  in its sole  discretion,
                           require, as an additional condition to any such assignment, the delivery of such certificates and legal opinions as to the assignment and the assignee as it shall reasonably request including evidence of resolutions duly adopted by the Board of Directors of the applicable Subsidiary Borrower authorizing the execution, delivery and performance of the applicable Loan Documents and the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect."

                  (f) Section 3.02 of the Credit Agreement is amended to read in its entirety as follows:

                           "SECTION 3.02.  Authorization  and Validity.  Each of
                  the Borrower and each Subsidiary Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder (collectively, the "Transactions"). The Transactions have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower and the Subsidiary Borrowers enforceable against the Borrower and the Subsidiary Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally."

                  (g) Section 3.03 of the Credit Agreement is amended by deleting the parenthetical "(including, without limitation, the Interstate Commerce Commission Termination Act of 1995 (the "Interstate Commerce Act") and the regulations promulgated thereunder)" from the fourth and fifth lines thereof.

                  (h) Section 3.04(a) of the Credit Agreement is amended by deleting the parenthetical "(including, without limitation, the Interstate Commerce Act and the Railway Labor Act)" from the end thereof.

                  (i) Section 5.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "SECTION  5.01.  Conduct of Business;  Maintenance of
                  Ownership of Subsidiaries and Maintenance of Properties. (a) The Borrower will, and will cause each Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                           (b) The Borrower  will at all times own,  directly or
                  indirectly, not less than 66-2/3% of the outstanding voting securities of both Janus and Berger, in each case free and clear of any Liens on such securities.

                           (c)  The   Borrower   will,   and  will   cause  each
                  Significant Subsidiary to, do all things necessary to maintain, preserve, protect and keep their properties material to the conduct of their business in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

                           (d) If the Spin-Off is  completed,  the Borrower will
                  cause the Spin-Off to be completed (i) in accordance with applicable law, (ii) as disclosed in its Form 10 previously delivered to the Agent and (iii) on terms and with results consistent with the pro forma financial information previously delivered to the Agent and the Lenders."

                  (j)  Section  5.03(a)  of the Credit  Agreement  is amended by
         deleting  the  words  ",  the   Interstate   Commerce   Act"  from  the
         parenthetical contained therein.

                  (k) Section 5.04(g) of the Credit Agreement is amended by deleting the words "and filed by any of them with the STB" from the end thereof.

                  (l) Section 6.01(a) of the Credit Agreement is amended by (x) deleting the words "railroad transportation or" from the second line of clause 6.01(a)(ii); (y) deleting the word "and" at the end of clause 6.01(a)(iv); inserting new clauses 6.01(a)(v) and 6.01(a)(vi) that read in their entirety as follows:

                  "(v) Indebtedness of the Subsidiary Borrowers under the Loan Documents;

                  (vi) Indebtedness of Subsidiaries under the 1999 Credit Agreement; and", and (z) renumbering existing clause 6.01(a)(v) as clause 6.01(a)(vii).

                  (m) Section 6.03 of the Credit Agreement is amended by deleting the last sentence thereof.

                  (n) Section 6.04 of the Credit Agreement is amended to read as follows:

                           SECTION 6.04. Mergers, Consolidations and Transfers of Assets. The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, except that (a) the Borrower and any Subsidiary may sell assets in the ordinary course of business and (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration, (iii) the Borrower and the Subsidiaries may sell, transfer, lease or dispose of assets out of the ordinary course of business having depreciated book values (determined in accordance with GAAP) that in the aggregate for all assets so disposed of during the term of this Agreement (other than pursuant to the following clause (iv)) do not exceed 15% of Consolidated Net Worth on any date of determination to any other person and
                  (iv) the Borrower may sell the common stock of DST Systems for cash to a third party buyer that is not an Affiliate of the Borrower."

                  (o) Section 6.07 of the Credit Agreement is amended to read in its entirety as follows:

                           "SECTION 6.07. Certain Financial Covenants. The Borrower will not:
                                           ----------------------------

                                    (a)   permit   at  any  date  the  ratio  of
                           Consolidated Total Indebtedness on such date to Consolidated EBITDA for the period of four quarters most recently ended as of such date to exceed 2.0 to 1.0;

                                    (b)   permit   for   any   period   of  four
                           consecutive fiscal quarters the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense for such period to be less than 4.0 to 1.0; or

                                    (c) permit Consolidated Net Worth to be less
                           than $325,000,000 at any time."

                  (p)  Article VII, clause (m) is amended to read as follows:

                           "(m) the Borrower shall cease to own  beneficially at
                  least 66-2/3% of the outstanding voting securities of either Berger or Janus."

                  (q) Section 9.01(a) of the Credit Agreement is hereby amended to read as follows:

                           "(a)  if to  the  Borrower,  to it at 114  West  11th
                  Street, Kansas City, Missouri 64105-1808, Attention of the Vice President - Finance (Telecopy No. (816) 983-1192), with a copy to the Vice President and Secretary (Telecopy No. (816) 983-1192);"

                  (r) Subsection 9.08(b) of the Credit Agreement is hereby amended by (i) deleting the word "or" at the end of clause 9.08(b)(ii) and (ii) inserting a new clause 9.08(b)(iv) immediately following clause 9.08(b)(iii) that reads in its entiretly as follows:

                           "or (iv)  release the  Guarantor  from its  Guarantee
                  under the Guarantee Agreement, or limit its liability in respect of such Guarantee, in any case without the prior written consent of each Lender".

                  (s) Each reference to "Kansas City Southern Industries, Inc." in the Exhibits to the Credit Agreement shall be changed to a reference to "Stilwell Financial, Inc." in the Amended Credit Agreement.

                  (t) The table of contents of the Credit Agreement is amended as follows:

                           (i)  Adding the following Section reference:

                                    "Section 2.23 Delegation and Assumption of
                           Borrowings..."

                           (ii)  Revising the following Section reference:

                                    "Section 5.01   Conduct of Business;
                           Maintenance of Ownership of Subsidiaries and Maintenance of Properties..."

                  (u) Each of Schedule 3.08,  3.09, 3.17, 6.01, 6.02 and 6.04 to
         the Credit Agreement is hereby replaced by Schedule 3.08, 3.09, 3.17, 6.01, 6.02 and 6.04 attached hereto.

                  SECTION 3. Representations and Warranties. Each of KCSI and Stilwell represents and warrants to each of the Lenders that:

                              -------------------------------

                  (a) This AAA Agreement has been duly authorized, and executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

                  (b) The representations and warranties set forth in Article III of each of the Credit Agreement and the Amended Credit Agreement, are true and correct in all material respects on the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) Before and after giving effect to this AAA Agreement, no Default or Event of Default has occurred and is continuing under the Credit Agreement or the Amended Credit Agreement, as the case may be.

                  SECTION 4. Conditions to Effectiveness. This AAA Agreement shall become effective as of the date (the "Effective Date") first above written upon the satisfaction of the following conditions precedent (capitalized terms used in this Section 4 shall have the meanings assigned thereto in the Amended Credit Agreement):

                  (a) The Agent shall have received counterparts of this AAA Agreement which, when taken together, bear the signatures of all the parties hereto.

                  (b) The Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of counsel for the Borrower, substantially to the effect set forth in Exhibit D of the Credit Agreement (but referring to this AAA Agreement and the Credit Agreement as amended hereby and to Stilwell as the Borrower thereunder), (i) dated the date hereof, (ii) addressed to the Agent and the Lenders, and
         (iii) covering such other matters relating to this AAA Agreement, the Loan Documents and the Transactions as the Agent shall reasonably request, and each of KCSI and Stilwell hereby instructs such counsel to deliver such opinion.

                  (c) All legal matters incident to this AAA Agreement the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Agent.

                  (d) The Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of Stilwell, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standing of Stilwell as of a recent date from such Secretary of State;
         (ii) a certificate of the Secretary or an Assistant Secretary of Stilwell dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws of Stilwell as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of Stilwell authorizing the execution, delivery and performance of this Agreement and the Loan Documents and the borrowings hereunder and thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of Stilwell have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of Stilwell (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
         (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

                  (e) There shall be no litigation, actual or threatened, that in the reasonable judgment of the Agent would (a) be likely to affect materially and adversely the business, assets, condition (financial or otherwise) or prospects of Stilwell or the ability of Stilwell to perform its obligations under the Loan Documents or (b) be materially inconsistent with the assumptions underlying the pro forma financial information and projections previously delivered to the Agent and the Lenders pursuant to Section 3.05(b).

                  (f) After giving effect to the Transfer Transaction and this AAA Agreement, the representations and warranties set forth in the Amended Credit Agreement shall be true and correct in all material respects, no Default or Event of Default shall have occurred and be continuing under either the Credit Agreement or the Amended Credit Agreement and Stilwell and its subsidiaries shall be in compliance on a pro forma basis with Section 6.07 of the Amended Credit Agreement.

                  (g) The Agent shall have received a certificate, dated the date of this AAA Agreement and signed by a Financial Officer of KCSI, with respect to the Credit Agreement, and Stilwell, with respect to the Amended Credit Agreement, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the applicable agreement.

                  (h) The Agent shall have received all Fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by KCSI or Stilwell hereunder or under any other Loan Document.

                  (i) On the date hereof (i) the Guarantee Agreement shall have been duly executed and delivered to the Agent by the Guarantor and shall be in full force and effect and (ii) Stilwell shall have executed and delivered a promissory note in favor of any Lender that previously had obtained a promissory note from KCSI pursuant to Section 2.07 of the Credit Agreement and such promissory notes shall be in full force and effect.

                  (j) The Transfer Transaction and the Assumption shall have been completed in accordance with applicable law and on terms and with results consistent with the pro forma financial information and projections previously delivered to the Agent and the Lenders.

                  (k) Immediately after giving effect to the Assumption and the Spin-Off, (i) Stilwell and its subsidiaries shall have outstanding no indebtedness or preferred stock other than (v) Loans outstanding under the Credit Agreement, (w) Loans outstanding under the 1999 Credit Agreement, (x) other indebtedness in an aggregate amount outstanding at any time no greater than $10,000,000 (or its equivalent in any other currency), (y) preferred stock of subsidiaries of Stilwell owned by Stilwell and (z) other indebtedness and preferred stock reasonably satisfactory to the Lenders and (ii) Stilwell shall not nor shall any of its subsidiaries, under the terms of any agreements entered into with KCSI or any other Person, be responsible for any direct or contingent liabilities other than (y) those historically associated with the businesses and assets transferred to Stilwell in the Transfer Transaction and (z) obligations under the Amended Credit Agreement and under the 1999 Credit Agreement.

                  (l) All governmental and third party approvals required in connection with the Transfer Transaction and this AAA Agreement and the transactions contemplated hereby and thereby shall have been obtained on terms reasonably satisfactory to the Agent, all applicable appeal periods in connection with any such governmental approvals shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transfer Transaction or this AAA Agreement or the transactions contemplated hereby or thereby.

                  (m) The Lenders shall have received a consolidated balance sheet of Stilwell as of September 30, 1999, giving effect to the Contribution Agreement as if it had occurred on such date, which shall not be materially inconsistent with the pro forma financial information and projections previously delivered to the Agent and the Lenders.

                  SECTION 5. APPLICABLE LAW. THIS AAA AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
                              ---------------


                  SECTION 6. Credit Agreement. Until the occurrence of the Effective Date as provided in Section 4 hereof, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and the rights and obligations of the parties thereto shall not be affected hereby, and all Fees and interest accruing under the Credit Agreement shall continue to accrue at the rates provided for therein.

                  SECTION 7. Amended Credit Agreement; Borrower. Any reference in the Amended Credit Agreement, or in any documents or instruments required thereunder or annexes or schedules thereto, referring to the Credit Agreement, shall be deemed to refer to the Amended Credit Agreement. As used in the Amended Credit Agreement, the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, mean the Amended Credit Agreement. Except as expressly modified by this AAA Agreement, the terms and provisions of the Credit Agreement are hereby confirmed and ratified in all respects and shall remain in full force and effect as the terms and provisions of the Amended Credit Agreement. Each reference in the Amended Credit Agreement to "the Borrower" shall mean Stilwell Financial, Inc. and not Kansas City Southern Industries, Inc.

                  SECTION 8. Counterparts. This AAA Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contracts. Delivery of an executed counterpart of a signature page of this AAA Agreement by facsimile transmission shall be as effective of a manually executed counterpart of this AAA Agreement.

                  SECTION 9. Expenses. The Borrower agrees to reimburse the Agent for their out-of-pocket expenses in connection with this AAA Agreement including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.


                  IN WITNESS WHEREOF, the parties hereto have caused this AAA Agreement to be duly executed by their respective authorized officers as of the day and year first written above.


KANSAS CITY SOUTHERN INDUSTRIES, INC.

     by

         Name:
         Title:


STILWELL FINANCIAL, INC.,

     by

         Name:
         Title:


THE CHASE MANHATTAN BANK, individually, as Swingline
Lender and as Agent,

     by

         Name:
         Title:

                                                                       EXHIBIT A
                                              to the Assignment, Assumption
                                                    and Amendment Agreement

                                                 [Form of]

                                            GUARANTEE AGREEMENT


                           GUARANTEE  AGREEMENT (this  "Agreement")  dated as of
                  January 11, 2000, between STILWELL FINANCIAL, INC., a Delaware corporation (the "Borrower" or the "Guarantor"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below).

         Reference is made to (a) the Credit Agreement dated as of January 11, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among KANSAS CITY SOUTHERN INDUSTRIES, INC. ("KCSI"), the Lenders from time to time party thereto, The Chase Manhattan Bank, as swingline lender and as administrative agent for the Lenders, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent, and (b) the Assignment, Assumption and Amendment Agreement dated the date hereof among KCSI, the Guarantor and the Agent (as amended, supplemented or otherwise modified from time to time, the "AAA Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended by the AAA Agreement (the "Amended Credit Agreement").

         The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Amended Credit Agreement.

         Pursuant to Section 2.23 of the Amended Credit Agreement, the Borrower may from time to time assign and delegate its rights and obligations in respect of all or a portion of any Borrowing to one or more Subsidiary Borrowers that will assume such obligations pursuant to an assignment that will result in the Borrower being relieved of its obligations as a Borrower in respect of the Borrowing or portion thereof so assigned (but not any obligations in respect of such Borrowing that arise under other Loan Documents in the Borrower's capacity as a Guarantor hereunder) and the applicable Subsidiary Borrower succeeding to all such obligations.

         It is a condition precedent to the effectiveness of the AAA Agreement that the Guarantor shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Lenders.

         In consideration of the premises and to induce the Agent, on behalf of the Lenders, to enter into this Agreement and permit the assignment and delegation of Borrowings to Subsidiary Borrowers, as provided in Section 2.23 of the Amended Credit Agreement, the Guarantor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of the Obligations and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Amended Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Guaranteed Obligations"). The Guarantor further agrees that the Guaranteed Obligations may be extended, renewed or modified, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, renewal or modification of any Guaranteed Obligation.

         SECTION 2. Guaranteed Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to any Subsidiary Borrower or the Guarantor of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any Subsidiary Borrower or the Guarantor, under the provisions of the Amended Credit Agreement, any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement.

         SECTION 3. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Lender to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of any Subsidiary Borrower or any other person.

         SECTION 4. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under the Amended Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).

         SECTION 5. Defenses of Subsidiary Borrower Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of any Subsidiary Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Subsidiary Borrower, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations. The Agent and any Lender may, at their election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Subsidiary Borrower or exercise any other right or remedy available to them against any Subsidiary Borrower, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Subsidiary Borrower.

         SECTION 6. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Subsidiary Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent or such Lender as designated thereby in cash the amount of such unpaid Guaranteed Obligations. Upon payment by the Guarantor of any sums to the Agent or any Lender as provided above, all rights of the Guarantor against any Subsidiary Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. In addition, any indebtedness of any Subsidiary Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Guaranteed Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Subsidiary Borrower, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 7. Information. The Guarantor assumes all responsibility for being and keeping itself informed of each of the Subsidiary Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the Lenders will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

         SECTION 8. Representations and Warranties. The Guarantor represents and warrants that all representations and warranties contained in the Amended Credit Agreement are true and correct with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

         SECTION 9. Termination. The Guarantees made hereunder (a) shall terminate when all the Guaranteed Obligations have been indefeasibly paid in full and the Lenders have no further commitments to lend under the Amended Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender or the Guarantor upon the bankruptcy or reorganization of any Subsidiary Borrower, the Guarantor or otherwise.

         SECTION 10. Binding Effect; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Agent, and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon the Guarantor and the Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Agent and the Lenders, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).

         SECTION 11. Waivers; Amendment. (a) No failure or delay of the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor with respect to which such waiver, amendment or modification relates and the Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Amended Credit Agreement).

         SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
                      -------------


         SECTION 13. Notices. Except as set forth in the sentence immediately following, all communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Amended Credit Agreement.

         SECTION 14. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agent and the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Agent, the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Revolving Credit Exposure does not equal zero and as long as the Commitments have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Amended Credit Agreement shall be applicable to this Agreement.

         SECTION 17. Jurisdiction; Consent to Service of Process. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.

         (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


STILWELL FINANCIAL, INC.,

  by
    ---------------------------
    Name:
    Title:

THE CHASE MANHATTAN BANK, as Agent,

  by
    ----------------------------
    Name:
    Title:

                                                                     EXHIBIT C
                                                 [FORM OF]

                                         ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of January 11, 2000 (the "Credit Agreement"), among Kansas City Southern Industries, Inc., a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as agent for the Lenders (in such capacity, the "Agent"), Bank of America, N.A., as Documentation Agent, and Fleet National
Bank, as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date and the Competitive Loans and Standby Loans and Swingline Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  2. This Assignment and Acceptance is being delivered to the Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(f) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an
Administrative Questionnaire and (iii) a processing and recordation fee of $3,000.

                  3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment):


                                                                               2

                                                                         Percentage Assigned of
                                                                         Facility/Commitment (set forth,
                               Principal Amount assigned                 to at least 8 decimals, as a
                               (and identifying information              percentage of the Facility and
                               as to individual Competitive              the aggregate Commitments of all
                                                                                                      ---
Facility                       Loans)                                    Lenders thereunder)
--------------------------     ----------------------------------        -------------------

Commitment Assigned:
                               $                                                          %

Standby Loans:

Competitive Loans:

Swingline Loans:



The terms set forth above and on the reverse side hereof are hereby agreed to:

                                   Accepted */
                                         -


             , as Assignor      THE CHASE MANHATTAN BANK, as Agent
-------------


By:                             By:
   -----------------------
Name:                           Name:
Title:                          Title:


             , as Assignee      KANSAS CITY SOUTHERN INDUSTRIES, INC.,
-------------


By:                             By:
   -----------------------
Name:                           Name:
Title:                          Title:


                                THE CHASE MANHATTAN BANK, as Swingline Lender,

                                By:
                                Name:
                                Title:

--------------------

 */ To be completed only if consents are required under Section 9.04(b).

                                                                       EXHIBIT D

                                                January 11, 2000

To the Lenders. the Administrative Agent and Swingline Lender referred to below
c/o The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

         We have acted as counsel for Kansas City Southern Industries, Inc., a Delaware corporation (the "Company") in connection with the 364-Day Competitive Advance and Revolving Credit Facility Agreement (the "Credit Agreement") dated as of January 11, 2000, among the Company, as borrower, the lenders from time to time party thereto (the "Lenders"), Bank of America, N.A., as documentation agent, Fleet National Bank as syndication agent, and The Chase Manhattan Bank, as administrative agent and swingline lender (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion, including:

                  (i) The Credit Agreement and the notes payable to each Lender which have been executed and delivered by the Company on the date hereof (the "Notes");

                  (ii) The Certificate of Incorporation of the Company as certified by the Secretary of State of Delaware as of a recent date;

                  (iii) The By-laws of the Company as in effect on the date hereof;

                  (iv) The resolutions duly adopted by written consent to action by the Board of Directors of the Company on December 2, 1999, authorizing, among other things, that an officer of the Company execute and deliver the Credit Agreement and any documents contemplated thereby;

                  (v) A certificate issued by the Secretary of State of Delaware dated December 10, 1999, as to the good standing of the Company in the State of Delaware and a certificate issued by the Secretary of State of Missouri as to the qualification and good standing of the Company in the State of Missouri dated December 13, 1999; and

                  (vi)  The  Certificate  of  Incorporation   for  each  of  the
         Company's Significant Subsidiaries (listed on Schedule I hereto).

         As to questions of fact material to the opinions set forth herein, we have relied upon the representations of the Company set forth in the Credit Agreement, certificates of officers and other representatives of the Company and factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, nor have we undertaken any lien, suit or judgment searches or searches of court dockets in any jurisdiction. For purposes of the opinion in paragraph 1, we have relied exclusively upon certificates issued by relevant governmental authorities in the relevant jurisdictions, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

         We have assumed (i) the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of all documents examined by us; (ii) that the execution, delivery and/or acceptance of the Credit Agreement have been duly authorized by all action, corporate or otherwise, necessary by the parties to the Credit Agreement other than the Company (those parties other than the Company are hereinafter collectively referred to as the "Other Parties" and that the Credit Agreement is enforceable against each of the Other Parties); (iii) the legal capacity of all natural persons executing the Credit Agreement; (iv) that each of the Other Parties has satisfied those legal requirements that are applicable to it to the extent necessary to make the Credit Agreement enforceable against it; (v) that each of the Other Parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Credit Agreement;
(vi) that the Credit Agreement accurately describes and contains the mutual understandings of the parties, and that there are no oral or written statements or agreements or usages of trade or courses of prior dealings among the parties that would modify, amend or vary any of the terms of the Credit Agreement; (vii) that the Other Parties will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Credit Agreement; (viii) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue; (ix) all agreements other than the Credit Agreement which we have reviewed in connection with our letter would be enforced as written; (x) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and (xi) the representations and warranties in the Credit Agreement are accurate and complete.

         We confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the two preceding paragraphs are unwarranted or that any information supplied in this letter is wrong.

         As used in this opinion with respect to any matter, the qualifying phrase "to the best of our knowledge" or "our actual knowledge" or such similar phrase means the conscious awareness of facts or other information by: (i) the lawyer signing this opinion; and (ii) any lawyer who has had active involvement in negotiating or preparing the Credit Agreement or that has had a substantial role in advising the Company or any of its Significant Subsidiaries in connection with the Spin-Off. In this regard, it is noted that we have not made any special review or investigation in connection with rendering any opinion so qualified other than inquiry of various officers, in-house legal counsel and key employees of the Company and a review of material agreements brought to our attention.

         Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion, having due regard for such legal considerations as we deem relevant, that:

          1. Each of the Company and its Significant Subsidiaries: (a) is validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the corporate power and authority to conduct its businesses as now conducted and (c) is qualified to do business as a foreign corporation in those jurisdictions, if any, identified on Schedule I attached hereto.

          2. The execution, delivery and performance of the Credit Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action, and the Credit Agreement and the Notes have been duly executed and delivered by the Company.

          3. No approval, authorization, consent, adjudication or order of, or filing with, any Governmental Authority, which has not been obtained or made, is required to be obtained or made by the Company or any Significant Subsidiary in connection with the execution, delivery and performance of the Credit Agreement or in connection with the borrowings or repayments thereof made in connection with the Credit Agreement.

          4. The execution and delivery of the Credit Agreement and the Notes by the Company and the performance by the Company of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Company and do not:

                  (a)      require any consent of the Company's shareholders;

                  (b) violate or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Significant Subsidiary or the Company's or any Significant Subsidiary's articles of incorporation or bylaws or violate or conflict with or result in a default under any indenture. material instrument or material agreement binding upon the Company or any Significant Subsidiary, and of which we are aware; or

                  (c) result in, or require the creation or imposition of any Lien pursuant to the provisions of any indenture, material instrument or material agreement binding upon the Company or any Significant Subsidiary and of which we are aware.

         5. Each of the Credit Agreement and the Notes constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         6. To the best of our knowledge, and except as disclosed in the Form 10-K of the Company for the fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission and in Schedule 3.09 of the Credit Agreement, there is no action, suit, governmental inquiry, investigation or other proceeding pending or overtly threatened against the Company or any Significant Subsidiary that, if adversely determined, could reasonably be expected, individually or in the aggregate, to materially adversely affect the business, properties, financial condition or results of operations of the Company and its Significant Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Credit Agreement and the Notes.

         7. The making of the Loans and the application of the proceeds thereof by the Company as provided in the Credit Agreement will not result in a violation of Regulation T, U or Y of the Board of Governors of the Federal Reserve Board.

         8. The Company is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         Our  opinions  as  herein   expressed  are  subject  to  the  following
qualifications and limitations:

         1.       Our  opinions  are  subject  to  the  effect  of   bankruptcy,
insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

                  (a) the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

                  (b) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

                  (C)      state fraudulent transfer and conveyance laws; and

                  (d) judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

         2. Our opinions are subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

                  (a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

                  (b) affording equitable defenses (e.g., waiver, latches and estoppel) against a party seeking enforcement;

                  (c) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

                  (d) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

                  (e) requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

                  (f) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

                  (g) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

         3.  Our opinions are subject to the effect of the rules of law that:

                  (a) limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, (i) the obligations of good faith, fair dealing, diligence and reasonableness,
         (ii) broadly or vaguely stated rights, (iii) statutory, regulatory or constitutional rights, except to the extent that the statute, regulation or constitution explicitly allows waivers; (iv) unknown future defenses; and (v) rights to damages;

                  (b) provide that choice of law, forum selection, consent to jurisdiction, consent to and specification of service of process and jury waiver clauses in contracts are not necessarily binding;

                  (c)  limit  the   enforceability   of  provisions   releasing,
         exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction;

                  (d) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

                  (e) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

                  (f) may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless
         (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; and

                  (g) limit the enforceability of any provision purporting: (i) to cause an indemnification, guaranty or undertaking to survive repayment of the Loans or the satisfaction, disclosure, settlement, discharge or other termination of the Credit Agreement; (ii) to require the payment of interest (or discount or equivalent amounts) or any premium or "make whole" payment at a rate or in an amount, after the maturity or after or upon acceleration of the respective liabilities evidenced or secured thereby, or after or during the continuance of any default, event of default or other circumstance, or upon repayment, which a court may determine to be unreasonable, a penalty or a forfeiture or (iii) to create or waive a trust, agency, attorney-in-fact or other fiduciary relationship.

         4. We express no opinion as to the laws of any jurisdiction other than the laws of the States of Missouri and New York (excluding, in each case, local laws), Delaware corporate laws and the federal laws of the United States of America.

         5. Except to the extent that such issues are specifically addressed herein, we express no opinion as to any of the following legal issues:

                  (a) pension and employee benefit laws and regulations (e.g. ERISA);

                  (b)   compliance with fiduciary duty requirements;

                  (c)   fraudulent transfer and fraudulent conveyance laws:

                  (d)   Federal and state tax laws and regulations;

                  (e) Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal civil forfeiture laws;

                  (f)   Federal and state securities laws and regulations; and

                  (g) other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

         6. We call your attention to the fact that the enforceability of any provision purporting to require any party to execute promissory notes in the future is subject to general principles of equity and the discretion of a court of equity as to whether such a provision should be enforced.

         This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof. This opinion covers matters as of the date hereof and does not address events which may take place after the date hereof but are contemplated by the Credit Agreement or amendments to the Credit Agreement after the date hereof.

         This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.

i ` :~" _: % _21

                                SCHEDULE I

       Caymex Transportation, Inc.            SCC Holdings, Inc.
              Delaware (domestic)                     Delaware (domestic)

 Gateway Eastern Railway Company              Southern Development Company,
          Illinois (domestic)                         Missouri (domestic)

Gateway Western Railway Company               Southern Industrial Services, Inc.
         Illinois (domestic)                          Delaware (domestic)
         Kansas                                       Kansas
         Missouri                                     Missouri

Global Terminaling Services, Inc.            The Kansas City Southern Railway
         Delaware (domestic)                 Company
         Missouri                                     Alabama
         Texas                                        Arkansas
                                                      Kansas
Kansas City Southern Industries, Inc.                 Louisiana
         Missouri (domestic)                          Missouri (domestic)
                                                      Oklahoma
Kansas City Southern Lines, Inc.                      Tennessee
         Delaware (domestic)
         Missouri                            Trans-Serve, Inc.
                                                      Arkansas
KCS Transportation Company                            Delaware (domestic)
         Delaware (domestic)                          Louisiana
         Missouri
                                             Veals, Inc.
Mid-South Microwave, Inc.                             Arkansas
         Arkansas                                     Delaware (domestic)
         Delaware (domestic)                          Kansas
         Kansas                                       Louisiana
         Louisiana                                    Missouri
         Missouri                                     Oklahoma
         Oklahoma
         Texas

Rice-Carden Corporation
         Arkansas
         Louisiana
         Missouri (domestic)
         Oklahoma
         Texas

                                   SCHEDULE I

Berger, LLC
     Colorado (domestic)
     Nevada

Janus Capital Corporation
     Colorado (domestic)

Janus Capital International Ltd.
     Colorado (domestic)
     Connecticut

Janus Distributors, Inc.
     Colorado (domestic)

Janus Service Corporation
     Colorado (domestic)
     Texas

Stilwell Financial, Inc.
     Colorado (domestic)
     Missouri

Stilwell Management, Inc.
     Colorado (domestic)

                                                                       EXHIBIT E

                                                 [FORM OF]

                                          COMPLIANCE CERTIFICATE


To:      The Lenders party to the
         Credit Agreement described below

         care of

         The Chase Manhattan Bank, as Agent
         for the Lenders referred to below
         Loan and Agency Services Group
         One Chase Manhattan Plaza, 8th Floor
         New York, NY 10081
         Attention:  Margaret Swales

         with a copy to:

         Chase Securities Inc.
         10 South LaSalle Street
         Chicago, IL 60603
         Attention:  John Hinard


                  This Compliance Certificate is furnished pursuant to the 364-Day Credit Agreement dated as of January 11, 2000 (the "Agreement"), among Kansas City Southern Industries, Inc. (the "Borrower"), the Lenders from time to time party thereto, The Chase Manhattan Bank, as Agent, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings assigned to them in the Agreement.

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1. I am the duly elected chief financial officer of the Borrower;

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and the Subsidiaries during the accounting period covered by the attached financial statements;

                  3. The form attached hereto sets forth financial data and computations evidencing the Borrower's and the Subsidiaries' compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

                  4. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below:

                  [Describe the exceptions by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event]

                  The foregoing certifications, together with the computations required by the Credit Agreement attached hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this day of , 20.




                                                     Name:
                                                     Title:

                                                                       EXHIBIT F

                            [Letterhead of Prospective Assignee or Participant]

                                                 [FORM OF]

                                         CONFIDENTIALITY AGREEMENT


                                                                         [Date]


The Chase Manhattan Bank, as Agent
  for the Lenders referred to below
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, NY 10081
Attention:  Margaret Swales

with a copy to:

Chase Securities Inc.
10 South LaSalle Street
Chicago, IL 60603
Attention:  Deborah K. Welles


                                   Kansas City Southern Industries, Inc.
                                         Confidentiality Agreement

Dear Sirs:

                  In connection with our possible acquisition of an interest in the credit facility (the "Facility") established by the 364-Day Credit Agreement dated as of January 11, 2000, among the Borrower as defined therein, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as Agent, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent, you, the Borrower or any Lender may furnish us with confidential documents, materials and information (the "Information") relating to the Borrower.

                  We agree to keep confidential and not to disclose (and to cause our officers, directors, employees, agents, Affiliates and representatives to keep confidential and not to disclose) and, at the request of you or the Borrower, promptly to return or destroy, the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that we shall be permitted to disclose Information (i) to such of our officers, directors, employees, agents, Affiliates and representatives as need to know such Information in connection with such acquisition; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority having jurisdiction over us; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach by us of this letter, (B) is generated by us or becomes available to us on a nonconfidential basis from a source other than you, the Borrower or any Lender or (C) was available to us on a nonconfidential basis prior to its disclosure to us by you, the Borrower or any Lender; or (iv) to the extent the Borrower shall have consented in writing to such disclosure.

                  Notwithstanding anything to the contrary contained above, we shall be entitled to retain all Information to use for the administration of our interests and the protection of our rights under the Facility.

                  The Borrower shall be a third party beneficiary of this Agreement.


                                                     Very truly yours,

                                                     [Name of potential
                                                     participant/assignee]

                                                        by

                                                             Name:
                                                             Title:

                                                                       Exhibit G

[Chase Manhattan Bank Letterhead]


                                          ADMINISTRATIVE QUESTIONNAIRE



Please accurately complete the following information and return via FAX to the attention of Daniel Krauss The Chase Manhattan Bank as soon as possible.

FAX Number:  212-552-5662

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:
----------------------------------------------------------


GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:
                           ----------------------------------------------------
                           ----------------------------------------------------
Street Address:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
City, State, Zip Code:
-------------------------- ----------------------------------------------------


GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Street Address:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
City, State, Zip Code:
-------------------------- ----------------------------------------------------


CONTACTS/NOTIFICATION METHOD:
-----------------------------
CREDIT CONTACTS:

Primary Contact
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Street Address:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
City, State, Zip Code:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Phone Number:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
FAX Number:
-------------------------- ----------------------------------------------------

Backup Contact
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Street Address:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
City, State, Zip Code:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Phone Number:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
FAX Number:
-------------------------- ----------------------------------------------------


TAX WITHHOLDING:

Non Resident Alien                       Y*                    N
                              ----------           -----------
* Form 4224 Enclosed
Tax ID Number
                              --------------------------------



CONTACTS/NOTIFICATION METHOD:
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Street Address:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
City, State, Zip Code:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Phone Number:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Fax Number:
-------------------------- ----------------------------------------------------


BID LOAN NOTIFICATION:

Contact
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Street Address:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
City, State, Zip Code:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Phone Number:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Fax Number:
-------------------------- ----------------------------------------------------


PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

-------------------------------------------------------------------------------
Routing Transit/ABA number of Bank where funds are to be transferred:

-------------------------------------------------------------------------------
Name of Account: (If applicable)

-------------------------------------------------------------------------------
Account Number:

-------------------------------------------------------------------------------
Additional Information:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


MAILINGS:
Please specify who should receive financial information:

Name:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
Street Address:
-------------------------- ----------------------------------------------------
                           ----------------------------------------------------
City, State, Zip Code:
-------------------------- ----------------------------------------------------


It is very important that all of the above information is accurately filed in and returned promptly. If you have any questions, please call a representative at Loan & Agency Services on 212-552-7909.

SCHEDULE 2.01


                                   Commitments




Name of Lender                                                  Commitment

The Chase Manhattan Bank                                        $20,000,000


Bank of America, N.A.                                           $18,000,000


Fleet National Bank                                             $18,000,000


The Bank of New York                                            $15,000,000


The Bank of Nova Scotia                                         $15,000,000


Deutsche Bank AG, New York and/or Cayman Island Branches        $15,000,000


The Fuji Bank, Ltd.                                             $15,000,000


Mercantile Bank                                                 $15,000,000


National Australia Bank                                         $15,000,000


State Street Bank and Trust Company                             $15,000,000


Westdeutsche Landesbank Girozentrale                            $15,000,000


Bank Hapoalim B.M.                                              $12,000,000


UMB Bank, N.A.                                                  $12,000,000
                                                                -----------


Total Commitment                                               $200,000,000

14072105 v4
                                         KANSAS CITY SOUTHERN INDUSTRIES, INC.
                                                   SCHEDULE 3.08 TO
                                              364-DAY COMPETITIVE ADVANCE
                                            AND REVOLVING CREDIT AGREEMENT

                                            SUBSIDIARIES AND JOINT VENTURES

      Transportation Subsidiaries                                   Percentage of       State or other Jurisdiction of
      ---------------------------
                                                                      Ownership          Incorporation or Organization
      Canama Transportation, Inc. (1)                                    100                    Cayman Islands
      Caymex Transportation, Inc. (2)                                    100                    Cayman Islands
                                                                                          (Domesticated in Delaware)
      Gateway Eastern Railway Company (3)                                100                       Illinois
      Gateway Western Railway Company (4)                                100                       Illinois
      Global Terminaling Services, Inc. (5)                              100                       Delaware
      Kansas City Southern Lines, Inc. (6)                               100                       Delaware
      KCS Transportation Company (2)                                     100                       Delaware
      Mid-South Microwave, Inc. (2)                                      100                       Delaware
      NAFTA Rail, S.A. de C.V. (1)                                       100                        Mexico
      SCC Holdings, Inc. (2)                                             100                       Delaware
      Southern Capital Corporation, LLC (16)                             50                        Colorado
      North American Freight Transportation Alliance Rail                100                       Delaware
      Corporation (7)
      Panama Canal Railway Company (17)                                  50                     Cayman Islands
      Port Arthur Bulk Marine Terminal Co. (8)                           80                       Partnership
      Rice-Carden Corporation (2)                                        100                       Missouri
      Southern Development Company (2)                                   100                       Missouri
      Southern Industrial Services, Inc. (7)                             100                       Delaware
      The Kansas City Southern Railway Company (7)                       100                       Missouri
      TransFin Insurance, Ltd. (7)                                       100                        Vermont
      Trans-Serve, Inc. (5)                                              100                       Delaware
      Veals, Inc. (7)                                                    100                       Delaware
      Wyandotte Garage Corporation (7)                                   80                        Missouri


                           Financial Asset                          Percentage of       State or Other Jurisdiction of
                       Management Subsidiaries                        Ownership         Incorporation or Organization

      Berger LLC (9)                                                     80                        Delaware
      Berger Distributors, Inc. (10)                                     100                       Delaware
      DST Systems, Inc. (9)                                              32                        Delaware
      Stilwell Financial, Inc. (6)                                       100                       Delaware
      FAM UK Limited (11)                                                100                    United Kingdom
      Stilwell Management, Inc. (11)                                     100                       Delaware
      Fillmore Agency, Inc. (11)                                         100                       Colorado
      Fountain Investments, Inc. (11)                                    100                       Missouri
      Fountain Investments UK (11)                                       100                    United Kingdom
      Janus Capital Corporation (11)                                     82                        Colorado
      Janus Capital International Ltd. (12)                              100                       Colorado
      Janus Distributors, Inc. (12)                                      100                       Colorado
      Janus Service Corp. (12)                                           100                       Colorado
      Joseph Nelson Limited (13)                                         100                    United Kingdom
      Nelson Investment Planning Limited (13)                            100                    United Kingdom
      Nelson Investment Management Limited (13)                          100                    United Kingdom
      Nelson Money Managers plc (15)                                     80                     United Kingdom
      PVI, Inc. (11)                                                     100                       Delaware
      Taproot Limited (13)                                               100                    United Kingdom







Notes to Schedule 3.08:

(1)      Subsidiary of Caymex Transportation, Inc.
(2)      Subsidiary of The Kansas City Southern Railway Company
(3)      Subsidiary of Gateway Western Railway Company
(4)      Subsidiary of KCS Transportation Company
(5)      Subsidiary of Southern Industrial Services, Inc.
(6)      Subsidiary of Kansas City Southern Industries, Inc.
(7)      Subsidiary of Kansas City Southern Lines, Inc.
(8)      Subsidiary of Rice-Carden Corporation
(9)      Subsidiary of Stilwell Management, Inc.
(10)     Subsidiary of Berger LLC
(11)     Subsidiary of Stilwell Financial, Inc.
(12)     Subsidiary of Janus Capital Corporation
(13)     Subsidiary of Nelson Money Managers plc
(14)     Subsidiary of Joseph Nelson Limited
(15)     Subsidiary of FAM UK Limited
(16)     Subsidiary of SCC Holdings, Inc.
(17)     Subsidiary of Canama Transportation, Inc.

14070118\V-1
14072105 v4
                                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
                                                SCHEDULE 3.09 TO
                                           364-DAY COMPETITIVE ADVANCE
                                         AND REVOLVING CREDIT AGREEMENT


                                                   LITIGATION

Duncan Case

         In 1998, a jury in Beauregard Parish, Louisiana returned a verdict against the Borrower in the amount of $16.3 million. The Louisiana state case arose from a railroad crossing accident which occurred at Oretta, Louisiana on September 11, 1994, in which three individuals were injured. Of the three, one was injured fatally, one was rendered quadriplegic and the third suffered less serious injures.

         Subsequent to the verdict, the trial court held that the plaintiffs were entitled to interest on the judgment from the date the suit was filed, dismissed the verdict against one defendant and reallocated the judgment of that verdict to the remaining defendants. The resulting total judgment against the Borrower, together with interest, was approximately $26.7 million at September 30, 1999.

         On November 3, 1999 the Third Circuit Court of Appeals in Louisiana affirmed the judgment. Review will now be sought in the Louisiana Supreme Court.

Bogalusa Cases

         In July 1996, the Borrower was named as one of 27 defendants in various lawsuits in Louisiana and Mississippi arising from the explosion of a rail car loaded with chemicals in Bogalusa, Louisiana on October 23, 1995. As a result of the explosion, nitrogen dioxide and oxides of nitrogen were released into the atmosphere over parts of that town and the surrounding area allegedly causing evacuations and injuries. Approximately 25,000 residents of Louisiana and Mississippi have asserted claims to recover damages allegedly caused by exposure to the chemicals.

         The Borrower neither owned nor leased the rail car or the rails on which the rail car was located at the time of the explosion in Bogalusa. The Borrower did, however, move the rail car from Jackson to Vicksburg, Mississippi, where it was loaded with chemicals, and back to Jackson where the car was tendered to the Illinois Central Railway Company ("IC"). The explosion occurred more than 15 days after the Borrower last transported the rail car. The car was loaded by the shipper in excess of its standard weight, but under the car's capacity, when it was transported by the Borrower to interchange with the IC.

         The trial of a group of 20 plaintiffs in the Mississippi lawsuits arising from the chemical release resulted in a jury verdict and judgment in favor of the Borrower in June 1999. The jury found that the Borrower was not negligent and that the plaintiffs had failed to prove that they were damaged. The trial of the Louisiana class action and the trial of another group of Mississippi plaintiffs could both begin during the year 2000.

                                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
                                                SCHEDULE 3.17 TO
                                           364-DAY COMPETITIVE ADVANCE
                                         AND REVOLVING CREDIT AGREEMENT


                                             DIVIDEND RESTRICTIONS

         The  Wyandotte  Garage  Corporation  has entered into a mortgage  which
restricts  its  ability  to  pledge  its  assets,   give   guarantees  and  make
distributions.

                                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
                                                SCHEDULE 6.01 TO
                                           364-DAY COMPETITIVE ADVANCE
                                         AND REVOLVING CREDIT AGREEMENT


                                                  INDEBTEDNESS

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
        Obligor                   Payee               Description              Maturity                Balance
        -------                   -----               -----------              --------
                                                                                                      @9/30/99
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    The Kansas City
    Southern Railway          Chemical Bank       Locomotive Purchase            8/04                $4,620,550
        Company
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    The Kansas City           Chemical Bank       Locomotive Purchase            1/03                 7,807,834
Southern Railway Company
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    The Kansas City        The Chase Manhattan    Locomotive Purchase            12/06               43,265,552
Southern Railway Company          Bank
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    The Kansas City         Bank of New York      Locomotive Purchase            5/03                14,405,798
Southern Railway Company
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    The Kansas City       Connecticut Bank and       Capital Lease/              6/04                 1,156,314
Southern Railway Company          Trust              Rolling Stock
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    The Kansas City        Trinity Industries        Capital Lease/              2/06                  614,048
Southern Railway Company                             Rolling Stock
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    The Kansas City           Pitney Bowes           Capital Lease/              9/09                 2,339,322
Southern Railway Company                             Rolling Stock
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Gateway Western Railway     State of Illinois         Jacksonville               1/06                  556,063
        Company                                  Rehabilitation Project
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Gateway Western Railway     State of Illinois        East St. Louis              4/07                  242,220
        Company                                  Rehabilitation Project
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Gateway Western Railway     State of Illinois         Roadhouse to               1/07                 2,378,894
        Company                                      East Louisiana
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                   Venice Intermodel
Gateway Western Railway     State of Illinois           Facility                 12/09                1,844,644
        Company                                      Rehabilitation
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Gateway Eastern Railway     State of Illinois        Rehabilitation              2/18                  914,645
        Company                                    Project Wann-Lenox
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    Wyandotte Garage        Lincoln National      Mortgage on Property           12/12                5,653,829
      Corporation
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Southern Industrial
    Services, Inc./                IRB                    IRB                    5/04                 5,000,000
    TranServe, Inc.
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                   Contingent Capital
  Kansas City Southern             TFM                contribution                N/A                74,600,000
    Industries, Inc.                                   obligation
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                   Contingent Capital                                 7,500,000
  Kansas City Southern    Panama Canal Railway        contribution                N/A              (+5% of Project
    Industries, Inc.             Company               obligation                                 Completion Costs)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

                                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
                                                SCHEDULE 6.02 TO
                                           364-DAY COMPETITIVE ADVANCE
                                         AND REVOLVING CREDIT AGREEMENT


                                                     LIENS


------------------------------------- --------------------------------- ------------------------- --------------------

               Debtor                          Secured Party                   Collateral            Debt Secured
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway             Chemical Bank              Specific Locomotives        $4,620,550
              Company
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway             Chemical Bank              Specific Locomotives         7,807,834
              Company
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway            Bank of New York            Specific Locomotives        14,405,798
              Company
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway               The Chase                Specific Locomotives        43,265,552
              Company                          Manhattan Bank
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway              Connecticut                  Capital Lease/            1,156,314
              Company                          Bank and Trust                Rolling Stock
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway                Trinity                    Capital Lease/             614,048
              Company                                                        Rolling Stock
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway              Pitney Bowes                 Capital Lease/            2,339,322
              Company                                                        Rolling Stock
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  Gateway Western Railway Company            State of Illinois           Rehabilitation Project         556,063
                                                                                 Assets
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  Gateway Western Railway Company            State of Illinois           Rehabilitation Project         242,220
                                                                                 Assets
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  Gateway Western Railway Company            State of Illinois           Rehabilitation Project        2,378,894
                                                                                 Assets
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  Gateway Western Railway Company            State of Illinois           Rehabilitation Project        1,844,644
                                                                                 Assets
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  Gateway Eastern Railway Company            State of Illinois           Rehabilitation Project         914,645
                                                                                 Assets
------------------------------------- --------------------------------- ------------------------- --------------------





------------------------------------- --------------------------------- ------------------------- --------------------
    Wyandotte Garage Corporation              Lincoln National                    Real                 5,653,829
                                                                                Property
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
   Southern Industrial Services,                    IRB                          Plant                 5,000,000
           Inc./TranServe
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
          Gateway Western                    State of Missouri               [Fixed Assets]              Flood
          Railway Company                                                                            Relief Grant
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway       GE Capital Fleet Services         Specific Equipment          Operating
              Company                                                    Under Operating Leases         Leases
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway        Puckett Machine Company          Specific Equipment          Operating
              Company                                                    Under Operating Leases         Leases
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway               IBM Credit                Specific Equipment          Operating
              Company                                                    Under Operating Leases         Leases
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway         Storage Tek Financial           Specific Equipment          Operating
              Company                                                    Under Operating Leases         Leases
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway            General Electric             Specific Equipment          Operating
              Company                       Capital Corporation          Under Operating Leases         Leases
------------------------------------- --------------------------------- ------------------------- --------------------
------------------------------------- --------------------------------- ------------------------- --------------------
  The Kansas City Southern Railway           GE Capital Modular                 Trailer                Operating
              Company                                                                                   Leases
------------------------------------- --------------------------------- ------------------------- --------------------

     1/ Not less than  $5,000,000  (and in  integral  multiples  $1,000,000)  or greater than the Total Commitment then available.
     2/ Eurodollar Loan or Fixed Rate Loan.
     -
     3/ Which shall be subject to the  definition  of "Interest  Period" and end not later than the Maturity Date. 4/ The  Competitive  Bid must be received by the Agent (i) in the case of Eurodollar Loans, not later than
9:30 a.m., New York City time, three Business Days before a proposed Competitive
Borrowing,  and (ii) in the case of Fixed Rate Loans,  not later than 9:30 a.m.,
New York City time, on the Business Day of a proposed Competitive Borrowing.
     5/ Not less than  $5,000,000  or  greater  than the  requested  Competitive
Borrowing  and in  integral  multiples  of  $1,000,000.  Multiple  bids  will be accepted by the Agent.
     6/ LIBO Rate + or -     %, in the case of Eurodollar Loans or     %, in the case of Fixed Rate Loans.
     -
     7/ Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total
     -
Commitment then available.
     8/ Eurodollar Loan or ABR Loan.
     -
     9/ Which shall be subject to the  definition  of "Interest  Period" and end not later than the Maturity Date.